As filed with the Securities and Exchange Commission on April 3, 2000

                                                 Registration No. 333-95839


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                       Securities and Exchange Commission
                             Washington, D.C. 20549
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                                    FORM S-3

                        PRE-EFFECTIVE AMENDMENT NO. 1 to

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

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                   GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY
             (Exact name of registrant as specified in its charter)

                                    COLORADO
         (State or other jurisdiction of incorporation or organization)

                                   84-0467907
                      (I.R.S. Employer Identification No.)

                             8515 East Orchard Road
                            Englewood, Colorado 80111
                                 (800) 537-2033
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
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                               William T. McCallum
                      President and Chief Executive Officer
                   Great-West Life & Annuity Insurance Company
                             8515 East Orchard Road
                            Englewood, Colorado 80111
                                 (800) 537-2033
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                              James F. Jorden, Esq.
               Jorden Burt Boros Cicchetti Berenson & Johnson LLP
               1025 Thomas Jefferson Street, N.W., Suite 400 East
                           Washington, D.C. 20007-0805
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Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [__]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [--]


                         Calculation of Registration Fee
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Title of each     Amount to be      Proposed maximum Proposed maximum  Amount of
class of          registered        offering price per                 aggregate offering        registration fee
securities to                       unit                      price
be registered
-------------------------------------------------------------------------------------------------------------------
Flexible Premium           *                *                 $195,857,000              **
Group and
Individual Deferred
Variable and
Fixed Annuity
Contracts

* The maximum aggregate offering price is estimated solely for the purpose of determining the registration fee. The amount being registered and the proposed maximum offering price per unit are not applicable in that these contracts are not issued in pre-determined amounts or units.

** All of the $200,000,000 aggregate offering price was previously registered on Form S-1 File No. 333-01173 filed on February 26, 1996. Accordingly, the registrant hereby removes the remaining $195,857,000 in aggregate offering price from registration under File No. 333-01173 and registers such amount under this Registration Statement and no registration fee is due under the Registration Statement.

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                             [SUBJECT TO COMPLETION]
  The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement is filed with the
Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                            Schwab Select Annuity(TM)
             A flexible premium deferred variable and fixed annuity
                                 Distributed by
                           Charles Schwab & Co., Inc.
                                    Issued by
                   Great-West Life & Annuity Insurance Company

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Overview
This Prospectus describes the Schwab Select Annuity--a flexible premium deferred annuity contract which allows you to accumulate assets on a tax-deferred basis for retirement or other long-term purposes. This Contract is issued either on a group basis or as individual contracts by Great-West Life & Annuity Insurance Company (we, us, Great-West or GWL&A). Both will be referred to as the "Contract" throughout this Prospectus.

How to Invest
The minimum initial investment (a "Contribution") is:
o        $5,000
o        $2,000 if an IRA
o        $1,000 if subsequent Contributions are made via Automatic Contribution
         Plan

The minimum subsequent Contribution is:
o        $500 per Contribution
o        $100 per Contribution if made via Automatic Contribution Plan

Allocating Your Money

When you contribute money to the Schwab Select Annuity, you can allocate it among the Sub-Accounts of the Variable Annuity-1 Series Account which invest in the following Portfolios:
o Alger American Growth Portfolio
o American Century VP International Portfolio
o Baron Capital Asset Fund: Insurance Shares
o Berger IPT-Small  Company  Growth Fund
o Deutsche  Asset  Management VIT EAFE(R) Equity Index Fund
(formerly, BT Insurance Funds Trust EAFE Equity Index Fund)
o        Deutsche Asset Management VIT Small Cap Index Fund
         (formerly, BT Insurance Funds Trust Small Cap Index Fund)
o        Dreyfus Variable Investment Fund Appreciation Portfolio
o        Dreyfus Variable Investment Fund Growth and Income Portfolio
o        Federated American Leaders Fund II
o        Federated Fund for U.S. Government Securities II
o        Federated Utility Fund II
o        INVESCO VIF-High Yield Fund
o        INVESCO VIF-Equity Income Fund
o        INVESCO VIF-Technology Fund
o        Janus Aspen Series Growth Portfolio
o        Janus Aspen Series Worldwide Growth Portfolio
o        Janus Aspen Series Flexible Income Portfolio
o        Janus Aspen Series International Growth Portfolio
o        Montgomery Variable Series: Growth Fund
o        Prudential Series Fund Equity Portfolio
o        SAFECO Resource Series Trust Equity Portfolio
o        SAFECO Resource Series Trust Growth Opportunities Portfolio
o        Schwab MarketTrack Growth Portfolio II
o        Schwab Money Market Portfolio
o        Schwab S&P 500 Portfolio
o        Scudder Variable Life Investment Fund Capital Growth Portfolio
o        Scudder Variable Life Investment Fund  Growth and Income Portfolio
o        Strong Schafer Value Fund II

o        Van Kampen Life Investment Trust Morgan Stanley Real Estate Securities
         Portfolio


The Securities and Exchange Commission has not approved or disapproved these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense. No person is authorized by Great-West to give information or to make any representation, other than those contained in this Prospectus, in connection with the offers contained in this Prospectus. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. Please read this Prospectus and keep it for future reference.


                   The date of this Prospectus is May 1, 2000.



You can also allocate some or all of the money you contribute to the Guarantee Period Fund. The Guarantee Period Fund allows you to select one or more Guarantee Periods that offer specific interest rates for a specific period. Please note that the Guarantee Period Fund may not be available in all states.

Sales and Surrender Charges
There are no sales, redemption, surrender or withdrawal charges under the Schwab Select Annuity.

Free Look Period
After you receive your Contract, you can look it over free of obligation for at least 10 days or longer if required by your state law (up to 35 days for replacement policies), during which you may cancel your Contract.

Payout Options
The Schwab Select Annuity offers a variety of annuity payout and periodic withdrawal options. Depending on the option you select, income can be guaranteed for your lifetime, your spouse's and/or beneficiaries' lifetime or for a specified period of time.

The Contracts are not deposits of, or guaranteed or endorsed by any bank, nor are the Contracts federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency. The Contracts involve certain investment risks, including possible loss of principal.


For account information, please contact:


     Annuity Administration Department
     P.O. Box 173920
     Denver, Colorado 80217-3920
     800-838-0650


 This Prospectus presents important information you should review before purchasing the Schwab Select Annuity. Please read it carefully and keep it for future reference. You can find more detailed information pertaining to the Contract in the Statement of Additional Information dated May 1, 2000 (as may be amended from time to time), and filed with the Securities and Exchange Commission. The Statement of Additional Information is incorporated by reference into this Prospectus and is legally a part of this Prospectus. The table of contents for the Statement of Additional Information may be found on page 51 of this Prospectus. You may obtain a copy without charge by contacting the Annuity Administration Department at the above address or phone number. Or, you can obtain it by visiting the Securities and Exchange Commission's web site at www.sec.gov. This web site also contains other information about us that has been filed electronically.

This Prospectus does not constitute an offering in any jurisdiction in which such offering may not lawfully be made. No dealer, salesperson or other person is authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied on.


                  The Contract is not available in all states.




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Table of Contents

3
Definitions...............................................4
Summary...................................................6
   How to contact Schwab..................................6
Variable Annuity Fee Table................................7
Portfolio Annual Expenses.................................8
Fee Examples..............................................9
Condensed Financial Information..........................10
Great-West Life & Annuity Insurance
Company..................................................10
The Series Account.......................................10
The Portfolios...........................................10
   Meeting Investment Objectives.........................13
   Where to Find More Information About the Portfolios...13
   Addition, Deletion or Substitution....................13
The Guarantee Period Fund................................14
   Investments of the Guarantee Period Fund..............14
   Subsequent Guarantee Periods..........................14
   Breaking a Guarantee Period...........................15
   Interest Rates........................................15
   Market Value Adjustment...............................15
Application and Initial Contributions....................15
Free Look Period.........................................16
Subsequent Contributions.................................16
Annuity Account Value....................................16
Transfers................................................17
   Possible Restrictions.................................17
   Automatic Custom Transfers............................17
Cash Withdrawals.........................................19
   Withdrawals to Pay Investment Manager or
   Financial Advisor Fees................................19
   Tax Consequences of Withdrawals.......................19
Telephone Transactions...................................19
Death Benefit............................................20
   Beneficiary...........................................20
   Distribution of Death Benefit.........................21
Charges and Deductions...................................21
   Mortality and Expense Risk Charge.....................21
   Contract Maintenance Charge...........................22
   Transfer Fees.........................................22
   Expenses of the Portfolios............................22
   Premium Tax...........................................22
   Other Taxes...........................................22
Payout Options...........................................22
   Periodic Withdrawals..................................23
   Annuity Payouts.......................................23
Seek Tax Advice..........................................25
Federal Tax Matters......................................25
   Taxation of Annuities.................................26
   Individual Retirement Annuities.......................27
Assignments or Pledges...................................28
Performance Data.........................................28
   Money Market Yield....................................28
   Average Annual Total Return...........................28
Distribution of the Contracts............................30
Voting Rights............................................50
Rights Reserved by Great-West............................50
Legal Proceedings........................................50
Legal Matters............................................50
Experts..................................................51
Incorporation of Certain Documents by Reference
and Available Information................................51
Appendix A--Condensed Financial
Information..............................................52
Appendix B--Market Value Adjustments......................54
Appendix C--Net Investment Factor.........................56

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Definitions

1035 Exchange--A provision of the Internal Revenue Code of 1986, as amended (the "Code") that allows for the tax-free exchange of certain types of insurance contracts.


Accumulation Period--The time period between the Effective Date and the Annuity Commencement Date. During this period, you're contributing to the annuity.

Annuitant--The person named in the application upon whose life the payout of an annuity is based and who will receive annuity payouts. If a Contingent Annuitant is named, the Annuitant will be considered the Primary Annuitant.
Annuity Account--An account established by us in your name that reflects all account activity under your Contract. Annuity Account Value--The sum of all the investment options credited to your Annuity Account--less partial withdrawals, amounts applied to an annuity payout option, periodic withdrawals, charges deducted under the Contract, and Premium Tax, if any.

Annuity Commencement Date--The date annuity payouts begin.


Annuity Individual Retirement Account (or Annuity IRA)--An annuity contract used in a retirement savings program that is intended to satisfy the requirements of
Section 408 of the Code.


Annuity Payout Period--The period beginning on the Annuity Commencement Date and continuing until all annuity payouts have been made under the Contract. During this period, the Annuitant receives payouts from the annuity.

Annuity Unit--An accounting measure we use to determine the amount of any variable annuity payout after the first annuity payout is made.

Automatic Contribution Plan--A feature which allows you to make automatic periodic Contributions. Contributions will be withdrawn from an account you specify and automatically credited to your Annuity Account.

Beneficiary--The person(s) designated to receive any Death Benefit under the terms of the Contract.

Contingent Annuitant--The person you may name in the application who becomes the Annuitant when the Primary Annuitant dies. The Contingent Annuitant must be designated before the death of the Primary Annuitant.

Contributions--The amount of money you invest or deposit into your annuity.

Death Benefit--The amount payable to the Beneficiary when the Owner or the Annuitant dies.

Distribution Period--The period starting with your Payout Commencement Date.

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Schwab Select Annuity Structure
Your total Annuity Account can be made up of a variable and a fixed account.

                              Your Annuity Account

        Variable Account                              Fixed Account
Contains the money you contribute           Contains the money you contribute to
to variable investment options               fixed investment options
(the Sub-Accounts).                            (the Guarantee Period Fund).


        Sub-Accounts                                   Guarantee Period Fund
Shares of the Portfolios are held            You can choosed a guarateed period
in Sub-Accounts.  There is one                   of one to ten years.
Sub-Account for each Portfolio.


         Portfolios
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Effective Date--The date on which the first Contribution is credited to your Annuity Account.

Fixed Account Value--The value of the fixed investment option credited to you under the Annuity Account.

Guarantee Period--The number of years available in the Guarantee Period Fund during which Great-West will credit a stated rate of interest. Great-West may discontinue offering a period at any time for new Contributions. Amounts allocated to one or more guaranteed periods may be subject to a Market Value Adjustment.

Guarantee Period Fund--A fixed investment option which pays a stated rate of interest for a specified time period.

Guarantee Period Maturity Date--The last day of any Guarantee Period.

Guaranteed Interest Rate--The minimum annual interest rate in effect that applies to each Guarantee Period at the time the Contribution is made.

Market Value Adjustment (or MVA)--An amount added to or subtracted from certain transactions involving the Guarantee Period Fund to reflect the impact of changing interest rates.

Non-Qualified Annuity Contract--An annuity contract funded with money outside a tax qualified retirement plan.


Owner (Joint Owner) or You--The person(s) named in the application who is entitled to exercise all rights and privileges under the Contract, while the Annuitant is living. Joint Owners must be husband and wife as of the date the Contract is issued. The Annuitant will be the Owner unless otherwise indicated in the application. If a Contract is purchased in connection with an IRA, the Owner and the Annuitant must be the same individual and a Joint Owner is not allowed.


Payout Commencement Date--The date on which annuity payouts or periodic withdrawals begin under a payout option. The Payout Commencement Date must be at least one year after the Effective Date of the Contract. If you do not indicate a Payout Commencement Date on your application, annuity payouts will begin on the first day of the month of the Annuitant's 91st birthday.


Portfolio--A registered management investment company, or portfolio thereof, in which the assets of the Annuity Account may be invested.


Premium Tax--A tax charged by a state or other governmental authority. Varying by state, the current range of Premium Taxes is 0% to 3.5% and may be assessed at the time you make a Contribution or when annuity payments begin.

Request--Any written, telephoned, or computerized instruction in a form satisfactory to Great-West and Schwab received at the Annuity Administration Department at Great-West (or other annuity service center subsequently named) from you, your designee (as specified in a form acceptable to Great-West and Schwab) or the Beneficiary (as applicable) as required by any provision of the Contract.


Series Account--The segregated asset account established by Great-West under Colorado law and registered as a unit investment trust under the Investment Company Act of 1940, as amended.


Sub-Account--A division of the Series Account containing the shares of a Portfolio. There is a Sub-Account for each Portfolio.

Surrender Value--The value of your annuity account with any applicable Market Value Adjustment on the Effective Date of the surrender, less Premium Tax, if any.


Transaction Date--The date on which any Contribution or Request from you will be processed. Contributions and Requests received after 4:00 p.m. EST/EDT will be deemed to have been received on the next business day. Requests will be processed and the Variable Account Value will be determined on each day that the New York Stock Exchange is open for trading.


Transfer--Moving money from and among the Sub-Account(s) and the Guarantee Period Fund.

Variable Account Value--The value of the Sub-Accounts credited to you under the Annuity Account.

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Summary

The Schwab Select Annuity allows you to accumulate assets on a tax-deferred basis by investing in a variety of variable investment options (the Sub-Accounts) and a fixed investment option (the Guarantee Period Fund). The performance of your Annuity Account Value will vary with the investment performance of the Portfolios corresponding to the Sub-Accounts you select. You bear the entire investment risk for all amounts invested in them. Depending on the performance of the Sub-Accounts you select, your Annuity Account Value could be less than the total amount of your Contributions.

The Schwab Select Annuity can be purchased on a non-qualified basis or purchased and used in connection with an IRA. You can also purchase it through a 1035 Exchange from another insurance contract.


Tax deferral under IRAs arises under the Code. Tax deferral under non-qualified contracts arises under the Contract.

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How to contact Schwab:
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Schwab Insurance & Annuity Service Center
101 Montgomery Street
San Francisco, CA 94120-7666
Attention:  Insurance & Annuities Department
800-838-0650
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Your initial Contribution must be at least $5,000; $2,000 if an IRA; $1,000 if you are setting up an Automatic Contribution Plan. Subsequent Contributions must be either $500; or $100 if made through an Automatic Contribution Plan.


The money you contribute to the Contract will be invested at your direction, except that in some states during your "free look period" your payment will be allocated to the Schwab Money Market Sub-Account. The duration of your free look period depends on your state law and is generally 10 days after you receive your Contract. Free look allocations are described in more detail on page xx of this Prospectus.


Prior to the Payout Commencement Date, you can withdraw all or a part of your Annuity Account Value. There are no surrender or withdrawal charges. Certain withdrawals may be subject to federal income tax as well as a federal penalty tax.


When you're ready to start taking money out of your Contract, you can select from a variety of payout options, including variable and fixed annuity payouts as well as periodic payouts.


If the Annuitant dies before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary you select. If the Owner dies before the entire value of the Contract is distributed, the remaining value will be distributed according to the rules outlined in the "Death Benefit" section on page 20.

For accounts under $50,000, we deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date. There is no annual Contract Maintenance Charge for accounts of $50,000 or more. We also deduct a Mortality and Expense Risk Charge from your Sub-Accounts at the end of each daily valuation period equal to an effective annual rate of 0.85% of the value of the net assets in your Sub-Accounts. Each Portfolio assesses a charge for management fees and other expenses. These fees and expenses are detailed in this Prospectus.

You may cancel your Contract during the free look period by sending it to the Annuity Administration Department at Great-West. If you are replacing an existing insurance contract with the Contract, the free look period may be extended based on your state of residence. Free look allocations are described in more detail on page xx of this Prospectus.


This summary highlights some of the more significant aspects of the Schwab Select Annuity. You'll find more detailed information about these topics throughout the Prospectus and in your Contract. Please keep them both for future reference.

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Variable Annuity Fee Table

The purpose of the tables and the examples that follow is to help you understand the various costs and expenses that you will bear directly or indirectly when investing in the Contract. The tables and examples reflect expenses related to the Sub-Accounts as well as of the Portfolios. In addition to the expenses listed below, Premium Tax, if applicable, may be imposed.


Contract Owner transaction expenses1
Sales load                                                None
Surrender fee                                             None
Annual Contract Maintenance Charge2                       $25.00

Transfer fee                                              $10.00
(no transfer fee is charged for the first
12 transfers in any calendar year)


Annual expenses1
(as a percentage of average Variable Account assets)
Mortality and expense risk charge                         0.85%
Administrative expense charge                             0.00%
Other fees and expenses of the variable account           0.00%
                                                          -----
Total annual expenses                                     0.85%

Portfolio Annual Expenses


                            Portfolio Annual Expenses
     (as a percentage of Portfolio net assets, before and after fee waivers and expense reimbursements as of December 31, 1999)


Portfolio                                      Management    Other        12b-1 fees     Total       Total Fee     Total
                                                  fees        expenses                 Portfolio      Waivers      Portfolio
                                                                                       Expenses                    expenses
                                                                                       before                      after
                                                                                       fee                         fee
                                                                                        waivers                     waivers
Alger American Growth                            0.75%         0.04%         None        0.79%          N/A          0.79%
American Century VP International*               1.34%          N/A          None        1.34%          N/A          1.34%
Baron Capital Asset*                             1.00%         0.63%        0.25%        1.88%         0.38%         1.50%
Berger IPT-Small Company Growth                  0.85%         0.64%         None        1.49%         0.34%         1.15%
Deutsche Asset Management VIT EAFE(R)Equity      0.45%         0.69%         None        1.15%         0.50%         0.65%
Index  (formerly, BT Insurance Funds Trust
EAFE Equity Index)
Deutsche Asset Management VIT  Small Cap         0.35%         0.83%         None        1.18%         0.73%         0.45%
Index (formerly, BT Insurance Funds Trust
Small Cap Index)
Dreyfus Variable Investment Fund:                0.75%         0.03%         None        0.78%          N/A          0.78%
Appreciation Portfolio
Dreyfus Variable Investment Fund:  Growth        0.75%         0.04%         None        0.79%          N/A          0.79%
and Income Portfolio
Federated American Leaders II*                   0.75%         0.38%         None        1.13%         0.25%         0.88%
Federated U.S. Government Securities II*         0.60%         0.49%         None        1.09%         0.25%         0.84%
Federated Utility II*                            0.75%         0.44%         None        1.19%         0.25%         0.94%
INVESCO VIF-High Yield*                          0.60%         0.48%         None        1.08%          N/A          1.08%
INVESCO VIF-Equity Income*                       0.75%         0.44%         None        1.19%          N/A          1.19%
INVESCO VIF- Technology*                         0.75%         0.78%         None        1.53%         0.21%         1.32%
Janus Aspen Growth                               0.65%         0.02%         None        0.67%          N/A          0.67%
Janus Aspen Worldwide Growth                     0.65%         0.05%         None        0.70%          N/A          0.70%
Janus Aspen Flexible Income                      0.65%         0.07%         None        0.72%          N/A          0.72%
Janus Aspen International Growth                 0.65%         0.11%         None        0.76%          N/A          0.76%
Montgomery Variable Series: Growth               1.52%         0.40%         None        1.92%         0.67%         1.25%
Prudential Series Fund Equity                    0.45%         0.17%        0.25%        0.87%          N/A          0.87%
SAFECO RST Equity                                0.74%         0.02%         None        0.76%          N/A          0.76%
SAFECO RST Growth Opportunities                  0.74%         0.04%         None        0.78%          N/A          0.78%
Schwab MarketTrack Growth II*                    0.54%         0.59%         None        1.13%         0.53%         0.60%
Schwab Money Market*                             0.38%         0.15%         None        0.53%         0.03%         0.50%
Schwab S&P 500*                                  0.20%         0.14%         None        0.34%         0.06%         0.28%
Scudder Variable Life Investment Fund            0.46%         0.03%         None        0.49%          N/A          0.49%
Capital Growth
Scudder Variable Life Investment Fund            0.47%         0.08%         None        0.55%          N/A          0.55%
Growth and Income
Strong Schafer Value II                          1.00%         0.57%         None        1.57%         0.37%         1.20%
Van Kampen Life Investment Trust--Morgan         1.00%         0.13%         None        1.13%         0.03%         1.10%
Stanley Real Estate Securities

* For the American Century VP International Fund, there is a stepped fee schedule. As a result, the Fund's management fee rate generally decreases as the Fund assets increase. For the Baron Capital Asset Fund, the Fund's advisor is contractually obligated to reduce its fee to the extent required to limit the Fund's total operating expenses to 1.50% for the first $250 million of assets in the Fund, 1.35% for Fund assets over $250 million and 1.25% for fund assets over $500 million. Without expense limitations, total operating expenses for the Fund for the period January 1, 1999 through December 31, 1999, would have been 1.88%. For the Federated American Leaders Fund II, Federated U.S. Government Securities Fund II and the Federated Utility Fund II, .25% of Other Expenses are
Shareholder Services Fees. The Funds did not pay or accrue the shareholder services fee during the fiscal year ended December 31, 1999. The Funds have no present intention of paying or accruing the shareholder services fee during the fiscal year ending December 31, 2000. For the INVESCO VIF-High Yield, INVESCO VIF-Equity Income and INVESCO VIF-Technology Funds, Other Expenses were lower than the figures shown, because their custodian fees were reduced under an expense offset arrangement. For the INVESCO VIF-High Yield and INVESCO VIF-Equity Income Funds, the Other Expenses information presented in this table has been restated from the financials for these Funds to reflect a change in the administrative services fee. For the INVESCO VIF-Technology Fund, certain expenses were absorbed voluntarily by INVESCO in order to ensure that expenses for the Fund did not exceed 1.25% of the Fund's average net assets pursuant to an agreement between the Fund and INVESCO. This commitment may be changed at any time following consultation with the board of directors. After absorption, the Fund's Other Expenses for the fiscal year ended December 31, 1999 were 0.57% of the Fund's average net assets. For the Janus Aspen Growth, Janus Aspen Worldwide Growth and Janus Aspen International Portfolios, the data shown is for the fiscal year ended December 31, 1999, restated to reflect a reduction in the management fee for these Portfolios. For the Schwab MarketTrack Growth II, Schwab Money Market and Schwab S&P 500 Portfolios, the Total Portfolio expenses after fee waivers is guaranteed by Schwab and the investment adviser through April 30, 2001.

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Fee Examples3

If you retain, annuitize or surrender the Contract at the end of the applicable time period, you would pay the following fees and expenses on a $1,000 investment, assuming a 5% annual return on assets. These examples assume that no Premium Taxes have been assessed.


PORTFOLIO                                                    1 year4           3 years              5 years          10 years
Alger American Growth                                         $17              $56                 $101             $248
American Century VP International                             $23              $74                 $133             $322
Baron Capital Asset                                           $24              $79                 $142             $342
Berger IPT-Small Company Growth                               $21              $68                 $122             $297
Deutsche Asset Management VIT EAFE(R)Equity Index             $16              $51                  $93             $228
Deutsche Asset Management VIT  Small Cap Index                $14              $45                  $81             $200
Dreyfus Variable Investment Fund Appreciation                 $17              $56                 $100             $246
Dreyfus Variable Investment Fund Growth and Income            $17              $56                 $101             $248
Federated American Leaders II                                 $18              $59                 $106             $260
Federated U.S. Government Securities II                       $18              $58                 $104             $255
Federated Utility II                                          $19              $61                 $110             $268
INVESCO VIF-High Yield                                        $20              $65                 $118             $287
INVESCO VIF-Equity Income                                     $21              $69                 $124             $302
INVESCO VIF-Technology                                        $23              $73                 $132             $318
Janus Aspen Growth                                            $16              $52                  $94             $231
Janus Aspen Worldwide Growth                                  $16              $53                  $96             $235
Janus Aspen Flexible Income                                   $16              $54                  $97             $238
Janus Aspen International Growth                              $17              $55                  $99             $244
Montgomery Variable Series: Growth                            $22              $71                 $128             $310
Prudential Series Fund Equity                                 $18              $59                 $106             $259
SAFECO RST Equity                                             $17              $55                  $99             $244
SAFECO RST Growth Opportunities                               $17              $56                 $100             $246
Schwab MarketTrack Growth II                                  $15              $50                  $90             $221
Schwab Money Market                                           $14              $46                  $84             $207
Schwab S&P 500                                                $12              $39                  $71             $175
Scudder Variable Life Investment Fund Capital Growth          $14              $46                  $83             $206
Scudder Variable Life Investment Fund Growth and Income       $15              $48                  $87             $214
Strong Schafer Value II                                       $21              $69                 $125             $303
Van Kampen Life Investment Trust-Morgan Stanley               $20              $66                 $119             $290
Real Estate Securities


These examples, including the assumed rate of return, should not be considered representations of future performance or past or future expenses. Actual expenses paid or performance achieved may be greater or less than those shown, subject to the guarantees in the Contract.

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Condensed Financial Information

Attached as Appendix A is a table showing selected information concerning accumulation units for each Sub-Account for 1996, 1997, 1998 and 1999. An accumulation unit is the unit of measure that we use to calculate the value of your interest in a Sub-Account. The accumulation unit values do not reflect the deduction of certain charges that are subtracted from your Annuity Account Value, such as the Contract Maintenance Charge. The information in the table is included in the Series Account's financial statements, which have been audited by Deloitte & Touche LLP, independent auditors. To obtain a more complete picture of each Sub-Account's finances and performance, you should also review the Series Account's financial statements, which are in the Series Account's
Annual Report dated December 31,1999 and contained in the Statement of Additional Information.

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Great-West Life & Annuity Insurance Company

Great-West is a stock life insurance company that was originally organized under the laws of the state of Kansas as the National Interment Association. Our name was changed to Ranger National Life Insurance Company in 1963 and to
Insuramerica Corporation prior to changing to our current name in 1982. In September of 1990, we re-domesticated under the laws of the state of Colorado.

We are authorized to do business in 49 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands and Guam.

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The Series Account
We established the Variable Annuity-1 Series Account in accordance with Colorado laws on July 24, 1995.

The Series Account is registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"), as a unit investment trust. Registration under the 1940 Act does not involve supervision by the SEC of the management or investment practices or policies of the Series Account.

We own the assets of the Series Account. The income, gains or losses, realized or unrealized, from assets allocated to the Series Account are credited to or charged against the Series Account without regard to our other income gains or losses.

We will at all times maintain assets in the Series Account with a total market value at least equal to the reserves and other liabilities relating to the variable benefits under all Contracts participating in the Series Account. Those assets may not be charged with our liabilities from our other business. Our obligations under those Contracts are, however, our general corporate obligations.


The Series Account is divided into 29 Sub-Accounts. Each Sub-Account invests exclusively in shares of a corresponding investment Portfolio of a registered investment company (commonly known as a mutual fund). We may in the future add new or delete existing Sub-Accounts. The income, gains or losses, realized or unrealized, from assets allocated to each Sub-Account are credited to or charged against that Sub-Account without regard to the other income, gains or losses of the other Sub-Accounts. All amounts allocated to a Sub-Account will be fully invested in Portfolio shares.


We hold the assets of the Series Account. We keep those assets physically segregated and held separate and apart from our general account assets. We maintain records of all purchases and redemptions of shares of the Portfolios.

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The Portfolios
The Contract offers a number of Portfolios, corresponding to the Sub-Accounts. Each Sub-Account invests in a single Portfolio. Each Portfolio is a separate mutual fund registered under the 1940 Act. More comprehensive information, including a discussion of potential risks, is found in the current Prospectuses for the Portfolios (the "Portfolio Prospectuses"). The Portfolio Prospectuses should be read in connection with this Prospectus. You may obtain a copy of the Portfolio Prospectuses without charge by request.

Each Portfolio:
o        holds its assets separate from the assets of the other Portfolios,
o        has its own distinct investment objective and policy, and
o        operates as a separate investment fund

The income, gains and losses of one Portfolio generally have no effect on the investment performance of any other Portfolio.

The Portfolios are not available to the general public directly. The Portfolios are only available as investment options in variable annuity contracts or variable life insurance policies issued by life insurance companies or, in some cases, through participation in certain qualified pension or retirement plans.

Some of the Portfolios have been established by investment advisers which manage publicly available mutual funds having similar names and investment objectives. While some of the Portfolios may be similar to, and may in fact be modeled after publicly available mutual funds, you should understand that the Portfolios are not otherwise directly related to any publicly available mutual fund. Consequently, the investment performance of publicly available mutual funds and any corresponding Portfolios may differ substantially.

The investment objectives of the Portfolios are briefly described below:

The Alger American Fund--advised by Fred Alger Management, Inc. of New York, New York.

Alger American Growth Portfolio seeks long-term capital appreciation. It focuses on growing companies that generally have broad product lines, markets, financial resources and depth of management. Under normal circumstances, the Portfolio invests primarily in the equity securities of large companies. The Portfolio considers a large company to have a market capitalization of $1 billion or greater.

American  Century  Variable   Portfolios,   Inc.--advised  by  American  Century
Investment Management, Inc. of Kansas City, Missouri, advisers to the American Century family of mutual funds.

American Century VP International seeks capital growth by investing primarily in equity securities of foreign companies. The Fund invests primarily in securities of issuers in developed countries.


The Deutsche Asset Management VIT Funds (formerly, BT Insurance Funds Trust) - advised by Bankers Trust Company of New York, New York.

Deutsche Asset Management VIT Small Cap Index Fund (formerly, BT Insurance Funds Trust Small Cap Index Fund) seeks to match, as closely as possible, before expenses, the performance of the Russell 2000 Small Stock Index. The Russell 2000 Index emphasizes stocks of small U.S. companies and is a widely accepted benchmark of small-company stock performance.

Deutsche Asset Management VIT EAFE(R) Equity Index Fund (formerly, BT Insurance Funds Trust EAFE(R) Index Fund) seeks to match, as closely as possible, before expenses, the performance of the Morgan Stanley Capital International EAFE(R) Index. The EAFE Index emphasizes stocks of companies in major markets in Europe, Australia, and the Far East and is a widely accepted benchmark of international stock performance.


Baron Capital Asset Fund--advised by BAMCO, Inc. of New York, New York.

Baron Capital Asset Fund: Insurance Shares seeks capital appreciation through investments in small and medium sized companies with undervalued assets or favorable growth prospects. The Fund invests primarily in small sized companies with market capitalizations of approximately $100 million to $1.5 billion and medium sized companies with market values of $1.5 billion to $5 billion.


Berger Institutional Products Trust--advised by Berger LLC of Denver, Colorado.

Berger IPT-Small Company Growth Fund seeks capital appreciation by investing primarily in the common stocks of small companies with the potential for rapid earnings growth. Under normal circumstances, the Fund invests at least 65% of its assets in equity securities whose market capitalization, at the time of initial purchase, is less than the 12-month average of the maximum market capitalization for companies included in the Russell 2000 Index. This average is updated monthly.


Dreyfus Variable Investment Fund--advised by The Dreyfus Corporation of New York, New York.


Dreyfus Variable Investment Fund Appreciation Portfolio seeks long-term capital growth consistent with the preservation of capital; current income is its secondary goal. To pursue these goals, the portfolio invests in common stocks focusing on "blue-chip" companies with total market values of more than $5 billion at the time of purchase.

Dreyfus Variable Investment Fund Growth and Income Portfolio seeks long-term capital growth, current income and growth of income consistent with reasonable investment risk. To pursue this goal, it invests in stocks, bonds and money market instruments of domestic and foreign issuers.


Federated  Insurance   Series--advised  by  Federated  Advisers  of  Pittsburgh,
Pennsylvania.

Federated American Leaders Fund II seeks to achieve long-term growth of capital as a primary objective and seeks to provide income as a secondary objective through investment of at least 65 % of its total assets (under normal circumstances) in common stocks of "blue chip" companies.

Federated Fund for U.S. Government Securities II seeks to provide current income through investment of at least 65% of its total assets in securities which are primary or direct obligations of the U.S. government or its agencies or instrumentalities or which are guaranteed as to principal and interest by the U.S. government, its agencies, or instrumentalities and in certain collateralized mortgage obligations, and repurchase agreements.

Federated Utility Fund II seeks to provide high current income and moderate capital appreciation by investing in a professionally-managed, diversified portfolio of utility company equity and debt securities.

INVESCO Variable Investment Funds, Inc.--advised by INVESCO Funds Group, Denver, Colorado. INVESCO Trust Company is the sub-adviser for the INVESCO VIF-Equity Income Portfolio.

INVESCO VIF-Equity Income Fund is a diversified fund that seeks the highest possible current income, with the added potential for capital appreciation. The Fund normally invests at least 65% of its total assets in dividend paying common stocks. The Fund's equity investments are limited to stocks that can be easily traded in the U.S.; it may, however, invest in foreign securities in the form of American Depository Receipts. The rest of the Fund's assets are invested in debt securities, generally corporate bonds that are rated investment grade or better. The Fund may also invest up to 15% of its assets in lower-grade debt securities commonly known as "junk bonds," which generally offer higher interest rates, but are riskier investments than investment grade securities.

INVESCO VIF-High Yield Fund seeks a high level of current income. It invests substantially all of its assets in lower-rated debt securities, commonly called "junk bonds," and preferred stock, including securities issued by foreign companies. Although these securities carry with them higher risks, they generally provide higher yields - and therefore higher income - than higher-rated debt securities.


INVESCO VIF-Technology Fund seeks capital appreciation and normally invests at least 80% of its total assets in equity securities of companies engaged in technology-related industries. These include, but are not limited to, communications, computers, video, electronics, oceanography, office and factory automation, and robotics. Many of these products and services are subject to rapid obsolescence, which may lower the market value of the securities of the companies in this sector. The Fund's investments are diversified across the technology sector. However, because the investments are limited to a comparatively narrow segment of the economy, the Fund's investments are not as diversified as most mutual funds, and far less diversified than the broad securities markets. This means that the Fund tends to be more volatile than other mutual funds, and the value of its portfolio investments tends to go up and down more rapidly. As a result, the value of a Fund share may rise or fall rapidly.


Janus Aspen Series--advised by Janus Capital Corporation of Denver, Colorado.

Janus Aspen Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks selected for their growth potential.

Janus Aspen Worldwide Growth Portfolio seeks long-term growth of capital in a manner consistent with the preservation of capital. The Portfolio invests primarily in common stocks of any size throughout the world. The Portfolio normally invests in issuers from at least five different countries, including the U.S.

Janus Aspen International Growth Portfolio seeks long-term growth of capital. The Portfolio normally invests at least 65% of its total assets in securities of issuers from at least five different countries, excluding the U.S.

Janus Aspen Flexible Income Portfolio seeks to obtain maximum total return, consistent with preservation of capital. The Portfolio invests in a wide variety of income-producing securities such as corporate bonds and notes, government securities and preferred stock. The Portfolio will invest at least 80% of its assets in income-producing securities and may own an unlimited amount of high-yield/high-risk fixed income securities and these securities may be a big part of the Portfolio.

Montgomery Variable Series--advised by Montgomery Asset Management, LLC of San Francisco, California.

Montgomery Variable Series: Growth Fund seeks long-term capital appreciation by investing in growth-oriented U.S. companies. The Fund may invest in U.S.
companies of any size, but invests at least 65% of its total assets in those companies whose shares have a total stock market value (market capitalization) of at least $1 billion. The Fund's strategy is to identify well-managed U.S. companies whose share prices appear to be undervalued relative to the firm's growth potential.

Prudential Series Fund--advised by the Prudential Insurance Company of America of Newark, New Jersey.

Prudential Series Fund Equity Portfolio seeks capital appreciation through investment primarily in common stocks of companies, including major established corporations as well as smaller capitalization companies, that appear to offer attractive prospects of price appreciation that is superior to broadly-based stock indexes. Current income, if any, is incidental.

SAFECO Resource Series Trust--advised by SAFECO Asset Management Company of Seattle, Washington.

SAFECO RST Equity Portfolio seeks growth of capital and the increased income that ordinarily follows from such growth. The Portfolio invests primarily in common stocks selected for appreciation potential.


SAFECO RST Growth Opportunities Portfolio seeks growth of capital and the increased income that ordinarily follows from such growth. The Portfolio invests primarily in common stocks selected for appreciation potential.


Schwab Annuity Portfolios--advised by Charles Schwab Investment Management, Inc. of San Francisco, California.


Schwab Money Market Portfolio seeks the highest current income consistent with liquidity and stability of capital. This Portfolio is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. There can be no assurance that it will be able to maintain a stable net asset value of $1.00 per share.


Schwab MarketTrack Growth Portfolio II seeks to provide high capital growth with less volatility than an all stock portfolio by investing in a mix of stocks, bonds, and cash equivalents either directly or through investment in other mutual funds.

Schwab  S&P 500  Portfolio  seeks to track the price  and  dividend  performance
(total return) of common stocks of U.S. companies, as represented in the Standard & Poor's Composite Index of 500 stocks.


Scudder Variable Life Investment Fund--advised by Scudder Kemper Investments, Inc. of New York, New York.


Scudder Variable Life Investment Fund Capital Growth Portfolio seeks to maximize long-term capital growth through a broad and flexible investment program. The Portfolio invests principally in common stocks and preferred stocks in all sectors of the market, including companies that generate or apply new technologies, companies that own or develop natural resources, companies that may benefit from changing consumer demands and lifestyles and foreign companies.

Scudder Variable Life Investment Fund Growth and Income Portfolio seeks long-term growth of capital, current income and growth of income. The Portfolio pursues its goal by investing primarily in common stocks, preferred stocks and securities convertible into common stocks of companies which offer the prospect for growth of earnings while paying higher than average current dividends. The Portfolio may also purchase such securities which do not pay current dividends but which offer prospects for growth of capital and future income.

The Strong Schafer Value Fund II--advised by Strong Schafer Capital Management, L.L.C. (SSCM) of Princeton, New Jersey.


The Strong Schafer Value Fund II seeks long-term capital appreciation. Current income is a secondary objective. The Fund invests primarily in common stocks of medium- and large-size companies.


Van Kampen Life Investment Trust--advised by Van Kampen Asset Management Inc. of Oakbrook Terrace, Illinois.

Van Kampen LIT Morgan Stanley Real Estate Securities Portfolio seeks as a primary objective, long-term growth of capital by investing in securities of companies operating in the real estate industry, primarily equity securities of real estate investment trusts. Current income is a secondary investment objective.

Meeting Investment Objectives
Meeting investment objectives depends on various factors, including, but not limited to, how well the Portfolio managers anticipate changing economic and market conditions. There is no guarantee that any of these Portfolios will achieve their stated objectives.

Where to Find More Information About the Portfolios
Additional information about the investment objectives and policies of all the Portfolios and the investment advisory and administrative services and charges can be found in the current Portfolio Prospectuses, which can be obtained from the Schwab Insurance & Annuity Service Center.

The Portfolios' Prospectuses should be read carefully before any decision is made concerning the allocation of Contributions to, or Transfers among, the Sub-Accounts.

Addition, Deletion or Substitution
Great-West does not control the Portfolios and cannot guarantee that any of the Portfolios will always be available for allocation of Contributions or Transfers. We retain the right to make changes in the Series Account and in its investments. Currently, Schwab must approve certain changes.

Great-West and Schwab reserve the right to discontinue the offering of any Portfolio. If a Portfolio is discontinued, we may substitute shares of another Portfolio or shares of another investment company for the discontinued Portfolio's shares. Any share substitution will comply with the requirements of the 1940 Act.

If you are  contributing to a Sub-Account  corresponding  to a Portfolio that is
being  discontinued,   you  will  be  given  notice  prior  to  the  Portfolio's
elimination.

Based on marketing, tax, investment and other conditions, we may establish new Sub-Accounts and make them available to Owners at our discretion. Each additional Sub-Account will purchase shares in a Portfolio or in another mutual fund or investment vehicle.

If, in our sole discretion, marketing, tax, investment or other conditions warrant, we may also eliminate one or more Sub-Accounts. If a Sub-Account is eliminated, we will notify you and request that you to re-allocate the amounts invested in the eliminated Sub-Account.

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The Guarantee Period Fund
The Guarantee Period Fund is not part of the Series Account. Amounts allocated to the Guarantee Period Fund will be deposited to, and accounted for, in a non-unitized market value separate account. As a result, you do not participate in the performance of the assets through unit values.

Because your Contributions do not receive a unit ownership of assets accounted for in the separate account, the assets accrue solely to the benefit of Great-West and any gain or loss in the separate account is borne entirely by Great-West. You will receive the Contract guarantees made by Great-West for amounts you contribute to the Guarantee Period Fund.

When you contribute or Transfer amounts to the Guarantee Period Fund, you select a new Guarantee Period from those available. All Guarantee Periods will have a term of at least one year. Contributions allocated to the Guarantee Period Fund will be credited on the Transaction Date we receive them.

Each Guarantee Period will have its own stated rate of interest and maturity date determined by the date the Guarantee Period is established and the term you choose.

Currently, Guarantee Periods with annual terms of 1 to 10 years are offered only in those states where the Guarantee Period Fund is available. The Guarantee Periods may change in the future, but this will not have an impact on any Guarantee Period already in effect.

The value of amounts in each Guarantee Period equals Contributions plus interest earned, less any Premium Tax, amounts distributed, withdrawn (in whole or in part), amounts Transferred or applied to an annuity option, periodic withdrawals and charges deducted under the Contract. If a Guarantee Period is broken, a Market Value Adjustment may be assessed (please see "Breaking a Guarantee Period" on page 15). Any amount withdrawn or Transferred prior to the Guarantee Period Maturity Date will be paid in accordance with the Market Value Adjustment formula. You can read more about Market Value Adjustments on page 15.

Investments of the Guarantee
Period Fund
We use various techniques to invest in assets that have similar characteristics to our general account assets--especially cash flow patterns. We will primarily invest in investment-grade fixed income securities including:
o Securities issued by the U.S. Government or its agencies or instrumentalities, which may or may not be guaranteed by the U.S. Government.
o Debt securities which have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investment Services, Inc. (Aaa, Aa, A or Baa), Standard & Poor's Corporation (AAA, AA, A or BBB) or any other nationally recognized rating service.
o Other debt instruments, including, but not limited to, issues of banks or bank holding companies and of corporations, which obligations--although not rated by Moody's, Standard & Poor's, or other nationally recognized rating firms--are deemed by us to have an investment quality comparable to securities which may be purchased as stated above.
o Commercial paper, cash or cash equivalents and other short-term investments having a maturity of less than one year which are considered by us to have investment quality comparable to securities which may be purchased as stated above.

In addition, we may invest in futures and options solely for non-speculative hedging purposes. We may sell a futures contract or purchase a put option on futures or securities to protect the value of securities held in or to be sold for the general account or the non-unitized separate account if the securities prices are anticipated to decline. Similarly, if securities prices are expected to rise, we may purchase a futures contract or a call option against anticipated positive cash flow or may purchase options on securities.

The above information generally describes the investment strategy for the Guarantee Period Fund. However, we are not obligated to invest the assets in the Guarantee Period Fund according to any particular strategy, except as may be required by Colorado and other state insurance laws. And, the stated rate of interest that we establish will not necessarily relate to the performance of the non-unitized market value separate account.

Subsequent Guarantee Periods
Before annuity payouts begin, you may reinvest the value of amounts in a maturing Guarantee Period in a new Guarantee Period of any length we offer at that time. On the quarterly statement you receive prior to the end of any Guarantee Period, we will notify you of the upcoming maturity of a Guarantee Period. The Guarantee Period available for new Contributions may be changed at any time, including between the date we notify you of a maturing Guarantee Period and the date a new Guarantee Period begins.

If you do not tell us where you would like the amounts in a maturing Guarantee Period allocated by the maturity date, we will automatically allocate the amount to a Guarantee Period of the same length as the maturing period. If the term previously chosen is no longer available, the amount will be allocated to the next shortest available Guarantee Period term. If none of the above are available, the value of matured Guarantee Periods will be allocated to the Schwab Money Market Sub-Account.

No Guarantee Period may mature later than six months after your Payout Commencement Date. For example, if a 3-year Guarantee Period matures and the Payout Commencement Date begins 1 3/4 years from the Guarantee Period maturity date, the matured value will be transferred to a 2-year Guarantee Period.

Breaking a Guarantee Period
If you begin annuity payouts, Transfer or withdraw prior to the Guarantee Period maturity date, you are breaking a Guarantee Period. When we receive a request to break a Guarantee Period and you have another Guarantee Period that is closer to its maturity date, we will break that Guarantee Period first.

If you break a Guarantee Period, you may be assessed an interest rate adjustment called a Market Value Adjustment.

Interest Rates
The declared annual rates of interest are guaranteed throughout the Guarantee Period. For Guarantee Periods not yet in effect, Great-West may declare interest rates different than those currently in effect. When a subsequent Guarantee Period begins, the rate applied will be equal to or more than the rate currently in effect for new Contracts with the same Guarantee Period.

The stated rate of interest must be at least equal to the Guaranteed Interest Rate, but Great-West may declare higher rates. The Guaranteed Interest Rate is based on the applicable state standard non-forfeiture law. The standard non-forfeiture rate in all states is 3%, except in Florida, Mississippi and Oklahoma, it's 0%.

The determination of the stated interest rate is influenced by, but does not necessarily correspond to, interest rates available on fixed income investments which Great-West may acquire using funds deposited into the Guarantee Period Fund. In addition, Great-West considers regulatory and tax requirements, sales and administrative expenses, general economic trends and competitive factors in determining the stated interest rate.

Market Value Adjustment

Amounts you allocate to the Guarantee Period Fund may be subject to an interest rate adjustment called a Market Value Adjustment if, six months or more before the Guarantee Period Fund's maturity date, you:
o surrender your investment in the Guarantee  Period Fund,
o transfer  money from the Guarantee  Period Fund,
o partially  withdraw  money from the Guarantee  Period Fund,
o apply amounts from the Guarantee Period Fund to purchase an annuity to receive payouts from your account, or



o take a distribution from the Guarantee Period Fund upon the death of the Owner or the Annuitant.


The Market Value Adjustment will not apply to any Guarantee Period having fewer than six months prior to the Guarantee Period maturity date in each of the following situations: o Transfer to a Sub-Account offered under this Contract o Surrenders, partial withdrawals, annuitization or periodic withdrawals o A single sum payout upon death of the Owner or Annuitant

A Market Value Adjustment may increase or decrease the amount payable on the above-described distributions. The formula for calculating Market Value Adjustments is detailed in Appendix B. Appendix B also includes examples of how Market Value Adjustments work.

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Application and Initial Contributions

The first step to purchasing the Schwab Select Annuity is to complete your Contract application and submit it with your initial minimum Contribution of $5,000; $2,000 if an IRA; or $1,000 if you are setting up an Automatic Contribution Plan. Initial Contributions can be made by check (payable to GWL&A) or transferred from a Schwab brokerage account.

If your application is complete, your Contract will be issued and your Contribution will be credited within two business days after receipt at the Annuity Administration Department at Great-West. Acceptance is subject to sufficient information in a form acceptable to us. We reserve the right to reject any application or Contribution.

If your application is incomplete, the Annuity Administration Department will complete the application from information Schwab has on file or contact you by telephone to obtain the required information. If the information necessary to complete your application is not received within five business days, we will return to you both your check and the application. If you provide consent we will retain the initial Contribution and credit it as soon as we have completed your application.

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Free Look Period

During the free look period (ten-days or longer where required by law), you may cancel your Contract. If you exercise the free look privilege, you must return the Contract to the Annuity Administration Department at Great-West.

Generally, Contributions will be allocated to the Sub-Accounts you selected on the application, effective upon the Transaction Date. During the free look period, you may change your Sub-Account allocations as well as your allocation percentages.

Contracts returned during the free look period will be void from the date we issued the Contract. In most states, we will refund your current Annuity Account Value. This amount may be higher or lower than your Contributions, which means you bear the investment risk during the free look period.

Certain states require that we return the greater of your Annuity Account Value (less any surrenders, withdrawals, and distributions already received) or the amount of Contributions received. In those states, all Contributions will be processed as follows:

o Amounts you specify to be allocated to one or more of the available Guarantee Periods will be allocated as directed, effective upon the Transaction Date.
o Amounts you specify to be allocated to one or more of the Sub-Accounts will first be allocated to the Schwab Money Market Sub-Account until the end of the free look period. After the free look period is over, the Variable Account Value held in the Schwab Money Market Sub-Account will be allocated to the Sub-Accounts you selected on the application.

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Subsequent Contributions

Once your application is complete and we have received your initial Contribution, you can make subsequent Contributions at any time prior to the Payout Commencement Date, as long as the Annuitant is living. Additional Contributions must be at least $500; or $100 if made via an Automatic
Contribution Plan. Total Contributions may exceed $1,000,000 with our prior approval.

Subsequent Contributions can be made by check or via an Automatic Contribution plan directly from your bank or savings account. You can designate the date you'd like your subsequent Contributions deducted from your account each month. If you make subsequent Contributions by check, your check should be payable to GWL&A.

You'll receive a confirmation of each Contribution you make upon its acceptance.

Great-West reserves the right to modify the limitations set forth in this section.

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Annuity Account Value

Before the date annuity payouts begin, your Annuity Account Value is the sum of your Variable and Fixed Accounts established under your Contract.

Before your Annuity Commencement Date, the Variable Account Value is the total dollar amount of all accumulation units credited to you for each Sub-Account. Initially, the value of each accumulation unit was set at $10.00. Each Sub-Account's value prior to the Payout Commencement Date is equal to:
o net Contributions allocated to the corresponding Sub-Account,
o plus or minus any increase or decrease in the value of the assets of the Sub-Account due to investment results,
o minus the daily mortality and expense risk charge,
o minus reductions for the Contract Maintenance Charge deducted on the contract anniversary
o minus any applicable Transfer fees and
o minus any withdrawals or Transfers from the Sub-Account.

The value of a Sub-Account's assets is determined at the end of each day that the New York Stock Exchange is open for regular business (a valuation date). A valuation period is the period between successive valuation dates. It begins at the close of the New York Stock Exchange (generally 4:00 p.m. Eastern time) on each valuation date and ends at the close of the New York Stock Exchange on the next succeeding valuation date.

The  Variable  Account  Value is  expected to change  from  valuation  period to
valuation  period,   reflecting  the  investment   experience  of  the  selected
Sub-Account(s), as well as the deductions for applicable charges.

Upon allocating Variable Account Values to a Sub-Account you will be credited with variable accumulation units in that Sub-Account. The number of accumulation units you will be credited is determined by dividing the portion of each Contribution allocated to the Sub-Account by the value of an accumulation unit. The value of the accumulation unit is determined and credited at the end of the valuation period during which the Contribution was received.

Each Sub-Account's accumulation unit value is established at the end of each valuation period. It is calculated by multiplying the value of that unit at the end of the prior valuation period by the Sub-Account's Net Investment Factor for the valuation period. The formula used to calculate the Net Investment Factor is discussed in Appendix C.

Unlike a brokerage account, amounts held under a Contract are not covered by the Securities Investor Protection Corporation ("SIPC").

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Transfers

Prior to the Annuity Commencement Date you may Transfer all or part of your Annuity Account Value among and between the Sub-Accounts and the available Guarantee Periods by telephone, by sending a Request to the Annuity Administration Department at Great-West or by calling our touch-tone account and trading service.

Your Request must specify:
o        the amounts being Transferred,
o the Sub-Account(s) and/or Guarantee Period(s) from which the Transfer is to be made, and o the Sub-Account(s) and/or Guarantee Period(s) that will receive the Transfer.

Currently, there is no limit on the number of Transfers you can make among the Sub-Accounts and the Guarantee Period Fund during any calendar year. However, we reserve the right to limit the number of Transfers you make.

There is no charge for the first twelve Transfers each calendar year, but there will be a charge of $10 for each additional Transfer made. The charge will be deducted from the amount Transferred. All Transfers made on a single Transaction Date will count as only one Transfer toward the twelve free Transfers. However, if a one-time rebalancing Transfer also occurs on the Transaction Date, it will be counted as a separate and additional Transfer.

A Transfer generally will be effective on the date the Request for Transfer is received by the Annuity Administration Department at Great-West if received before 4:00 p.m. Eastern time. Under current tax law, there will not be any tax liability to you if you make a Transfer.

Transfers involving the Sub-Accounts will result in the purchase and/or cancellation of accumulation units having a total value equal to the dollar amount being Transferred. The purchase and/or cancellation of such units is made using the Variable Account Value as of the end of the valuation date on which the Transfer is effective.

When you make a Transfer from amounts in a Guarantee Period before the Guarantee Period maturity date, the amount Transferred may be subject to a Market Value Adjustment as discussed on page 15. If you request in advance to Transfer amounts from a maturing Guarantee Period upon maturity, your Transfer will not count toward the 12 free Transfers and no Transfer fees will be charged.

Possible Restrictions
We reserve the right without prior notice to modify, restrict, suspend or eliminate the Transfer privileges (including telephone Transfers) at any time.

For example, Transfer restrictions may be necessary to protect you from the negative effect large and/or numerous Transfers can have on portfolio management. Moving significant amounts from one Sub-Account to another may prevent the underlying Portfolio from taking advantage of long-term investment opportunities because the Portfolio must maintain enough cash to cover the cancellation of accumulation units that results from a Transfer out of a Sub-Account. Moving large amounts of money may also cause a substantial increase in Portfolio transaction costs which must be indirectly borne by you.

As a result, we reserve the right to require that all Transfer requests be made by you and not by your designee and to require that each Transfer request be made by a separate communication to us. We also reserve the right to require that each Transfer request be submitted in writing and be signed by you. Transfers among the Sub-Accounts may also be subject to such terms and conditions as may be imposed by the Portfolios.

Automatic Custom Transfers

Dollar Cost Averaging
Dollar  cost  averaging  allows  you  to  make  systematic  Transfers  from  one
Sub-Account to any other of the Sub-Accounts. Dollar cost averaging allows you to buy more units when the price is low and fewer units when the price is high. Over time, your average cost per unit may be more or less than if you invested all your money at one time. However, dollar cost averaging does not assure a greater profit, or any profit, and will not prevent or necessarily alleviate losses in a declining market.

You can set up automatic dollar cost averaging on a monthly, quarterly, semi-annual or annual basis. Your Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract.


If there are insufficient funds in the applicable Sub-Account on the date your Transfer is scheduled, your Transfer will not be made. However, your dollar cost averaging Transfers will resume once there are sufficient funds in the applicable Sub-Account. Dollar cost averaging will terminate automatically when you start taking payouts from the Contract. Dollar cost averaging Transfers are not included in the twelve free Transfers allowed in a calendar year.


Dollar cost averaging Transfers must meet the following conditions:
o The minimum amount that can be Transferred out of the selected Sub-Account is $100.
o You must: (1) specify the dollar amount to be Transferred, (2) designate the Sub-Account(s) to which the Transfer will be made, and (3) designate the percent of the dollar amount to be allocated to each Sub-Account into which you are Transferring money. The accumulation unit values will be determined on the Transfer date.

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How dollar cost averaging works:

  -------- ------------ ---------- ---------
  -------  Contribution Units      Price
   Month                Purchased  per unit
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  Jan.        $250         10        $25.00
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  Feb.         250         12         20.83
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  Mar.         250         20         12.50
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  Apr.         250         20         12.50
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  May          250         15         16.67
  -------- ------------ ---------- ---------
  -------- ------------ ---------- ---------
  June         250         12         20.83
  -------- ------------ ---------- ---------
    Average market value per unit $18.06
   Investor's average cost per unit $16.85

In the chart above, if all units had been purchased at one time at the highest unit value of $25.00, only 60 units could have been purchased with $1500. By contributing smaller amounts over time, dollar cost averaging allowed 89 units to be purchased with $1500 at an average unit price of $16.85. This investor purchased 29 more units at $1.21 less per unit than the average market value per unit of $18.06.
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You may not participate in dollar cost averaging and rebalancer at the same time.

Great-West reserves the right to modify, suspend or terminate dollar cost averaging at any time.

Rebalancer
Over time, variations in each Sub-Account's investment results will change your asset allocation plan percentages. Rebalancer allows you to automatically reallocate your Variable Account Value to maintain your desired asset allocation. Participation in Rebalancer does not assure a greater profit, or any profit, nor will it prevent or necessarily alleviate losses in a declining market.

You can set up rebalancer as a one-time Transfer or on a quarterly, semi-annual or annual basis. If you select to rebalance only once, the Transfer will take place on the Transaction Date of the request. One-time Rebalancer Transfers count toward the twelve free Transfers allowed in a calendar year.

If you select to rebalance on a quarterly, semi-annual or annual basis, the first Transfer will be initiated on the Transaction Date one frequency period following the date of the request. For example, if you request quarterly Transfers on January 9, your first Transfer will be made on April 9 and every three months on the 9th thereafter. Transfers will continue on that same day each interval unless terminated by you or for other reasons as set forth in the Contract. Quarterly, semi-annual and annual Transfers will not count toward the 12 free Transfers.

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How rebalancer works:

Suppose you purchased your annuity and you decided to allocate 60% of your initial contribution to stocks; 30% to bonds and 10% to cash equivalents as in this pie chart:

[GRAPHIC OMITTED][GRAPHIC OMITTED]

Stocks - 60%
  Large Company     - 30%
  Small Company     - 15%
  International     - 15%
Bonds -  30%
Cash  -  10%


Now assume that stock portfolios outperform bond portfolios and cash equivalents over a certain period of time. Over this period, the unequal performance may alter the asset allocation of the above hypothetical plan to look like this:

[GRAPHIC OMITTED][GRAPHIC OMITTED]

Stocks - 75%
   Large Company    - 35%
   Small Company    - 20%
   International    - 20%
Bonds -  20%
Cash  -   5%

Rebalancer automatically reallocates your Variable Account Value to maintain your desired asset allocation. In this example, the portfolio would be re-allocated back to 60% in stocks; 30% in bonds; 10% in cash equivalents.
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On the Transaction Date for the specified request, assets will be automatically reallocated to the Sub-Accounts you selected. The rebalancer option will terminate automatically when you start taking payouts from the Contract.


Rebalancer Transfers must meet the following conditions: o Your entire Variable Account Value must be included.
o You must specify the percentage of your Variable Account Value you'd like allocated to each Sub-Account and the frequency of rebalancing. You may modify the allocations or stop the rebalancer option at any time.

o You may not participate in dollar cost averaging and rebalancer at the same time.

Great-West reserves the right to modify, suspend, or terminate the rebalancer option at any time.

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Cash Withdrawals

You may withdraw all or part of your Annuity Account Value at any time during the life of the Annuitant and prior to the date annuity payouts begin by submitting a written withdrawal request to the Annuity Administration Department at Great-West. Withdrawals are subject to the rules below and federal or state laws, rules or regulations may also apply. The amount payable to you if you surrender your Contract is your Annuity Account Value, with any applicable Market Value Adjustment on the Effective Date of the surrender, less any applicable Premium Tax. No withdrawals may be made after the date annuity payouts begin.

If you request a partial withdrawal, your Annuity Account Value will be reduced by the dollar amount withdrawn. A Market Value Adjustment may apply. Market Value Adjustments are discussed on page 15.

Partial withdrawals are unlimited. However, you must specify the Sub-Account(s) or Guarantee Period(s) from which the withdrawal is to be made. After any partial withdrawal, if your remaining Annuity Account Value is less than $2,000, then a full surrender may be required. The minimum partial withdrawal (before application of the MVA) is $500.

The following terms apply to withdrawals:
o Partial withdrawals or surrenders are not permitted after the date annuity payouts begin. o A partial withdrawal or a surrender will be effective upon the Transaction Date. o A partial withdrawal or a surrender from amounts in a Guarantee Period may be subject to the Market
     Value Adjustment provisions, and the Guarantee Period Fund provisions of the Contract.

Withdrawal requests must be in writing with your original signature. If your instructions are not clear, your request will be denied and no withdrawal or partial withdrawal will be processed.

After a withdrawal of all of your Annuity Account Value, or at any time that your Annuity Account Value is zero, all your rights under the Contract will terminate.

Withdrawals to Pay Investment Manager or Financial Advisor Fees
You may request partial withdrawals from your Annuity Account Value and direct us to remit the amount withdrawn directly to your designated Investment Manager or Financial Advisor (collectively "Consultant"). A withdrawal request for this purpose must meet the $500 minimum withdrawal requirements and comply with all terms and conditions applicable to partial withdrawals, as described above. Tax consequences of withdrawals are detailed below, but you should consult a competent tax advisor prior to authorizing a withdrawal from your Annuity Account to pay Consultant fees.

Tax Consequences of Withdrawals
Withdrawals made for any purpose may be taxable--including payments made by us directly to your Consultant.

In addition, the Internal Revenue Code may require us to withhold federal income taxes from withdrawals and report such withdrawals to the IRS. If you request partial withdrawals to pay Consultant fees, your Annuity Account Value will be reduced by the sum of the fees paid to the Consultant and the related withholding.

You may elect, in writing, to have us not withhold federal income tax from withdrawals, unless withholding is mandatory for your Contract. If you are younger than 59 1/2, the taxable portion of any withdrawal is generally considered to be an early withdrawal and is subject to an additional federal penalty tax of 10%.

Some states also require withholding for state income taxes. For details about withholding, please see "Federal Tax Matters" on page 25.

If you are interested in this Contract as an IRA, please refer to Section 408 of the Code for limitations and restrictions on cash withdrawals.

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Telephone Transactions
You may make Transfer requests by telephone. Telephone Transfer requests received before 4:00 p.m. Eastern time will be made on that day at that day's unit value. Calls completed after 4:00 p.m. Eastern time will be made on the next business day we and the NYSE are open for business, at that day's unit value.

We will use reasonable procedures to confirm that instructions communicated by telephone are genuine, such as: o requiring some form of personal identification prior to acting on instructions, o providing written confirmation of the transaction and/or o tape recording the instructions given by telephone.

If we follow such procedures we will not be liable for any losses due to unauthorized or fraudulent instructions.

We reserve the right to suspend telephone transaction privileges at any time, for some or all Contracts, and for any reason. Withdrawals are not permitted by telephone.

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Death Benefit

Before the date when annuity payouts begin, the Death Benefit, if any, will be equal to the greater of:

o the Annuity Account Value with an MVA, if applicable, as of the date the request for payout is received, less any Premium Tax, or
o the sum of Contributions, less partial withdrawals and/or periodic withdrawals, less any Premium Tax.

The Death Benefit will become payable following our receipt of the Beneficiary's claim in good order. When an Owner or the Annuitant dies before the Annuity Commencement Date and a Death Benefit is payable to a Beneficiary, the Death Benefit proceeds will remain invested according to the allocation instructions given by the Owner(s) until new allocation instructions are requested by the Beneficiary or until the Death Benefit is actually paid to the Beneficiary.

The amount of the Death Benefit will be determined as of the date payouts begin. However, on the date a payout option is processed, the Variable Account Value will be Transferred to the Schwab Money Market Sub-Account unless the Beneficiary elects otherwise.

Subject to the distribution rules below, payout of the Death Benefit may be made as follows:

Variable Account Value
o payout in a single sum, or
o payout under any of the variable annuity options provided under this Contract.

Fixed Account Value
o payout in a single sum that may be subject to a Market Value Adjustment, or
o payout under any of the annuity options provided under this Contract that may be subject to a Market Value Adjustment

Any payment within 6 months of the Guarantee Period Maturity Date will not be subject to a Market Value Adjustment.

In any event, no payout of benefits provided under the Contract will be allowed that does not satisfy the requirements of the Code and any other applicable federal or state laws, rules or regulations.

Beneficiary
You may select one or more Beneficiaries. If more than one Beneficiary is selected, they will share equally in any Death Benefit payable unless you indicate otherwise. You may change the Beneficiary any time before the Annuitant's death.

A change of Beneficiary will take effect as of the date the request is processed by the Annuity Administration Department , unless a certain date is specified by the Owner. If the Owner dies before the request is processed, the change will take effect as of the date the request was made, unless we have already made a payout or otherwise taken action on a designation or change before receipt or processing of such request. A Beneficiary designated irrevocably may not be changed without the written consent of that Beneficiary, except as allowed by law.

The interest of any Beneficiary who dies before the Owner or the Annuitant will terminate at the death of the Beneficiary. The interest of any Beneficiary who dies at the time of, or within 30 days after the death of an Owner or the Annuitant will also terminate if no benefits have been paid to such Beneficiary, unless the Owner otherwise indicates by request. The benefits will then be paid as though the Beneficiary had died before the deceased Owner or Annuitant. If no Beneficiary survives the Owner or Annuitant, as applicable, we will pay the Death Benefit proceeds to the Owner's estate.

If the Beneficiary is not the Owner's surviving spouse, she/he may elect, not later than one year after the Owner's date of death, to receive the Death Benefit in either a single sum or payout under any of the variable or fixed annuity options available under the Contract, provided that:
o such annuity is distributed in substantially equal installments over the life or life expectancy of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary and
o such distributions begin not later than one year after the Owner's date of death.

If an election is not received by Great-West from a non-spouse Beneficiary and substantially equal installments begin no later than one year after the Owner's date of death, then the entire amount must be distributed within five years of the Owner's date of death. The Death Benefit will be determined as of the date the payouts begin.

If a corporation or other non-individual entity is entitled to receive benefits upon the Owner's death, the Death Benefit must be completely distributed within five years of the Owner's date of death.

Distribution of Death Benefit
Death of Annuitant
Upon the death of the Annuitant while the Owner is living, and before the Annuity Commencement Date, we will pay the Death Benefit to the Beneficiary unless there is a Contingent Annuitant.

If a Contingent Annuitant was named by the Owner(s) prior to the Annuitant's death, and the Annuitant dies before the Annuity Commencement Date while the Owner and Contingent Annuitant are living, no Death Benefit will be payable and the Contingent Annuitant will become the Annuitant.
If the Annuitant dies after the date annuity payouts begin and before the entire interest has been distributed, any benefit payable must be distributed to the Beneficiary according to and as rapidly as under the payout option which was in effect on the Annuitant's date of death.

If the deceased Annuitant is an Owner, or if a corporation or other non-individual is an Owner, the death of the Annuitant will be treated as the death of an Owner and the Contract will be subject to the "Death of Owner" provisions described below.

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Contingent Annuitant

While the Annuitant is living, you may, by Request, designate or change a Contingent Annuitant from time to time. A change of Contingent Annuitant will take effect as of the date the request is processed at the Annuity Administration Department at Great-West, unless a certain date is specified by the Owner(s). Please note, you are not required to designate a Contingent Annuitant.
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Death of Owner Who Is Not the Annuitant
If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner, the Joint Owner becomes the Owner and Beneficiary and the Death Benefit will be paid to the Joint Owner or the Joint Owner may elect to take the Death Benefit or to continue the Contract in force.

If the Owner dies after annuity payouts commence and before the entire interest has been distributed while the Annuitant is living, any benefit payable will continue to be distributed to the Annuitant as rapidly as under the payout option applicable on the Owner's date of death. All rights granted the Owner under the Contract will pass to any surviving Joint Owner and, if none, to the Annuitant.

In all other cases, we will pay the Death Benefit to the Beneficiary even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), the Annuitant and/or the Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

Death of Owner Who Is the Annuitant
If there is a Joint Owner who is the surviving spouse of the deceased Owner and a Contingent Annuitant, the Joint Owner becomes the Owner and the Beneficiary, the Contingent Annuitant will become the Annuitant, and the Contract will continue in force.

If there is a Joint Owner who is the surviving spouse and the Beneficiary of the deceased Owner but no Contingent Annuitant, the Joint Owner will become the Owner, Annuitant and Beneficiary and may elect to take the Death Benefit or continue the Contract in force.

In all other cases, we will pay the Death Benefit to the Beneficiary, even if a Joint Owner (who was not the Owner's spouse on the date of the Owner's death), Annuitant and/or Contingent Annuitant are alive at the time of the Owner's death, unless the sole Beneficiary is the deceased Owner's surviving spouse who may elect to become the Owner and Annuitant and to continue the Contract in force.

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Charges and Deductions

No amounts will be deducted from your Contributions except for any applicable Premium Tax. As a result, the full amount of your Contributions (less any applicable Premium Tax) are invested in the Contract.

As more fully described below, charges under the Contract are assessed only as deductions for:

o        Premium Tax, if applicable,
o        Certain Transfers,
o        a Contract Maintenance Charge, and
o charges against your Variable Account Value for our assumption of mortality and expense risks.

Mortality and Expense Risk Charge
We deduct a Mortality and Expense Risk Charge from your Variable Account Value at the end of each valuation period to compensate us for bearing certain mortality and expense risks under the Contract. This is a daily charge equal to an effective annual rate of 0.85%. The approximate portion of this charge attributable to mortality risks is 0.68%. The approximate portion of this charge estimated to be attributable to expense risk is 0.17%. We guarantee that this charge will never increase beyond 0.85%.

The Mortality and Expense Risk Charge is reflected in the unit values of each of the Sub-Accounts you have selected. Thus, this charge will continue to be applicable should you choose a variable annuity payout option or the periodic withdrawal option.

Annuity Account Values and annuity payouts are not affected by changes in actual mortality experience incurred by us. The mortality risks assumed by us arise from our contractual obligations to make annuity payouts determined in accordance with the annuity tables and other provisions contained in the Contract. This means that you can be sure that neither the Annuitant's longevity nor an unanticipated improvement in general life expectancy will adversely affect the annuity payouts under the Contract.

We bear substantial risk in connection with the Death Benefit before the Annuity Commencement Date.

The expense risk assumed is the risk that our actual expenses in administering the Contracts and the Series Account will be greater than we anticipated.

If the Mortality and Expense Risk Charge is insufficient to cover actual costs and risks assumed, the loss will fall on us. If this charge is more than sufficient, any excess will be profit to us. Currently, we expect a profit from this charge. Our expenses for distributing the Contracts will be borne by our general assets, including any profits from this charge.

Contract Maintenance Charge

We currently deduct a $25 annual Contract Maintenance Charge from the Annuity Account Value on each Contract anniversary date for accounts under $50,000. This charge partially covers our costs for administering the Contracts and the Series Account. Once you have started receiving payouts from the Contract, this charge will stop unless you choose the periodic withdrawal option.


The Contract Maintenance Charge is deducted from the portion of your Annuity Account Value allocated to the Schwab Money Market Sub-Account. If the portion of your Annuity Account Value in this Sub-Account is not sufficient to cover the Contract Maintenance Charge, then the charge or any portion of it will be deducted on a pro rata basis from all your Sub-Accounts with current value. If the entire Annuity Account is held in the Guarantee Period Fund or there are not enough funds in any Sub-Account to pay the entire charge, then the Contract Maintenance Charge will be deducted on a pro rata basis from amounts held in all Guarantee Periods. There is no MVA on amounts deducted from a Guarantee Period for the Contract Maintenance Charge.

The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000. If your Annuity Account Value falls below $50,000, the Contract Maintenance Charge will be reinstated until such time as your Annuity Account Value is equal to or greater than $50,000. We do not expect a profit from amounts received from the Contract Maintenance Charge.

Transfer Fees
There will be a $10 charge for each Transfer in excess of 12 Transfers in any calendar year. We do not expect a profit from the Transfer fees.

Expenses of the Portfolios
The value of the assets in the Sub-Accounts reflect the value of Portfolio shares and therefore the fees and expenses paid by each Portfolio. A complete description of the fees, expenses, and deductions from the Portfolios is included in this Prospectus under the Variable Annuity Fee Table and Portfolio Annual Expenses on page 7 and 8.

Premium Tax
We may be required to pay state Premium Taxes or retaliatory taxes currently ranging from 0% to 3.5% in connection with Contributions or values under the Contracts. Depending upon applicable state law, we will deduct charges for the Premium Taxes we incur with respect to your Contributions, from amounts withdrawn, or from amounts applied on the Payout Commencement Date. In some states, charges for both direct Premium Taxes and retaliatory Premium Taxes may be imposed at the same or different times with respect to the same Contribution, depending on applicable state law.

Other Taxes
Under present laws, we will incur state or local taxes (in addition to the Premium Tax described above) in several states. No charges are currently made for taxes other than Premium Tax. However, we reserve the right to deduct charges in the future for federal, state, and local taxes or the economic burden resulting from the application of any tax laws that we determine to be attributable to the Contract.





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Payout Options
During the Distribution Period, you can choose to receive payouts in four ways--through periodic withdrawals, variable annuity payouts, fixed annuity payouts or in a single, lump-sum payment.

You may change the Payout Commencement Date within 60 days prior to commencement of payouts or your Beneficiary may change it upon the death of the Owner.


If this is an IRA, payouts which satisfy the minimum distribution requirements of the Code must begin no later than April 1 of the calendar year following the calendar year in which you become age 70 1/2.


Periodic Withdrawals
You may request that all or part of the Annuity Account Value be applied to a periodic withdrawal option. The amount applied to a periodic withdrawal is the Annuity Account Value with any applicable MVA, less Premium Tax, if any.

In requesting periodic withdrawals, you must elect:
o The withdrawal frequency of either 1-, 3-, 6- or 12-month intervals o A minimum withdrawal amount of at least $100 o The calendar day of the month on which withdrawals will be made
o One of the periodic withdrawal payout options discussed below-- you may change the withdrawal option and/or the frequency once each calendar year

Your withdrawals may be prorated across the Guarantee Period Fund (if applicable) and the Sub-Accounts in proportion to their assets. Or, they can be made specifically from the Guarantee Period Fund and specific Sub-Account(s) until they are depleted. Then, we will automatically prorate the remaining withdrawals against any remaining Guarantee Period Fund and Sub-Account assets unless you request otherwise.

While periodic withdrawals are being received:
o You may continue to exercise all contractual rights, except that no Contributions may be made. o A Market Value Adjustment, if applicable, will be assessed for periodic withdrawals from Guarantee Periods six or more months prior to its Guarantee Period maturity date.
o You may keep the same Sub-Accounts as you had selected before periodic withdrawals began. o Charges and fees under the Contract continue to apply. o Maturing Guarantee Periods renew into the shortest Guarantee Period then available.

Periodic withdrawals will cease on the earlier of the date:
o The amount elected to be paid under the option selected has been reduced to zero.
o        The Annuity Account Value is zero.
o        You request that withdrawals stop.
o        The Owner or the Annuitant dies.

If periodic withdrawals stop, you may resume making Contributions. However, we may limit the number of times you may restart a periodic withdrawal program.

Periodic withdrawals made for any purpose may be taxable, subject to withholding and to the 10% federal penalty tax if you are younger than age 59 1/2. IRAs are subject to complex rules with respect to restrictions on and taxation of distributions, including penalty taxes.

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If you choose to receive payouts from your Contract through periodic withdrawals, you may select from the following payout options: Income for a specified period (at least 36 months)--You elect the length of time over which withdrawals will be made. The amount paid will vary based on the duration you choose.

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Income of a specified amount (at least 36 months)--You elect the dollar amount of the withdrawals. Based on the amount elected, the duration may vary. Interest only--Your withdrawals will be based on the amount of interest credited to the Guarantee Period Fund between withdrawals. Available only if 100% of your Account Value is invested in the Guarantee Period Fund. Minimum distribution--If you are using this Contract as an IRA, you may request minimum distributions as specified under Code Section 401(a)(9).

Any other form of periodic withdrawal acceptable to Great-West which is for a period of at least 36 months.

In accordance with the provisions outlined in this section, you may request a periodic withdrawal to remit fees paid to your Investment Manager or Financial Advisor. There may be income tax consequences to any periodic withdrawal made for this purpose. Please see "Cash Withdrawals" on page 19.

Annuity Payouts
You can choose the date you'd like annuity payouts to start either when you purchase the Contract or at a later date. The date you choose must be at least one year after your initial Contribution. If you do not select a payout start date, payouts will begin on the first day of the month of the Annuitant's 91st birthday. You can change your selection at any time up to 30 days before the annuity date you selected.

If you have not elected a payout option within 30 days of the Annuity Commencement Date, the portion of your Annuity Account Value held in your Fixed Account will be paid out as a fixed life annuity with a guarantee period of 20 years. The Annuity Account Value held in the Sub-Account(s) will be paid out as a variable life annuity with a guarantee period of 20 years.

The  amount  to be  paid  out is  the  Annuity  Account  Value  on  the  Annuity
Commencement Date. The minimum amount that may be withdrawn from the Annuity Account Value to purchase an annuity payout option is $2,000 with a Market Value Adjustment, if applicable. If after the Market Value Adjustment, your Annuity Account Value is less than $2,000, we may pay the amount in a single sum subject to the Contract provisions applicable to a partial withdrawal.

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If you choose to receive variable annuity payouts from your Contract, you may select from the following payout options: Variable life annuity with guaranteed period--This option provides for monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years.

Variable life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity terminates with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due.
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Under an annuity payout option, you can receive payouts monthly, quarterly, semi-annually or annually in payments which must be at least $50. We reserve the right to make payouts using the most frequent payout interval which produces a payout of at least $50.

If you elect to receive a single sum payment, the amount paid is the Surrender Value.

Amount of First Variable Payout
The first payout under a variable annuity payout option will be based on the value of the amounts held in each Sub-Account you have selected on the 5th valuation date preceding the Annuity Commencement Date. It will be determined by applying the appropriate rate to the amount applied under the payout option.

For annuity options involving life income, the actual age and/or gender of the Annuitant will affect the amount of each payout. We reserve the right to ask for satisfactory proof of the Annuitant's age. We may delay annuity payouts until satisfactory proof is received. Since payouts to older Annuitants are expected to be fewer in number, the amount of each annuity payout under a selected annuity form will be greater for older Annuitants than for younger Annuitants.

If the age of the Annuitant has been misstated, the payouts established will be made on the basis of the correct age. If payouts were too large because of misstatement, the difference with interest may be deducted by us from the next payout or payouts. If payouts were too small, the difference with interest may be added by us to the next payout. This interest is at an annual effective rate which will not be less than the Guaranteed Interest Rate.

Variable Annuity Units
The number of Annuity Units paid for each Sub-Account is determined by dividing the amount of the first monthly payout by its Annuity Unit value on the 5th valuation date preceding the date the first payout is due. The number of Annuity Units used to calculate each payout for a Sub-Account remains fixed during the Annuity Payout Period.

Amount of Variable Payouts After the
First Payout
Payouts after the first will vary depending upon the investment performance of the Sub-Accounts. The subsequent amount paid from each Sub-Account is determined by multiplying (a) by (b) where (a) is the number of Sub-Account Annuity Units to be paid and (b) is the Sub-Account Annuity Unit value on the 5th valuation date preceding the date the annuity payout is due. The total amount of each variable annuity payout will be the sum of the variable annuity payouts for each Sub-Account you have selected. We guarantee that the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience.

Transfers After the Variable Annuity Commencement Date
Once annuity payouts have begun, no Transfers may be made from a fixed annuity payout option to a variable annuity payout option, or vice versa. However, for variable annuity payout options, Transfers may be made within the variable annuity payout option among the available Sub-Accounts. Transfers after the Annuity Commencement Date will be made by converting the number of Annuity Units being Transferred to the number of Annuity Units of the Sub-Account to which the Transfer is made. The result will be that the next annuity payout, if it were made at that time, would be the same amount that it would have been without the Transfer. Thereafter, annuity payouts will reflect changes in the value of the new Annuity Units.




Other Restrictions

Once payouts start under the annuity payout option you select:
o        no changes can be made in the payout option,
o        no additional Contributions will be accepted under the Contract and
o no further withdrawals, other than withdrawals made to provide annuity benefits, will be allowed.

A portion or the entire amount of the annuity payouts may be taxable as ordinary income. If, at the time the annuity payouts begin, we have not received a proper written election not to have federal income taxes withheld, we must by law withhold such taxes from the taxable portion of such annuity payouts and remit that amount to the federal government (an election not to have taxes withheld is not permitted for certain Qualified Contracts). State income tax withholding may also apply. Please see "Federal Tax Matters" below for details.

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If you choose to receive fixed annuity payouts from your Contract, you may select from the following payout options: Income of specified amount--The amount applied under this option may be paid in equal annual, semi-annual, quarterly or monthly installments in the dollar amount elected for not more than 240 months. Income for a specified period--Payouts are paid annually, semi-annually, quarterly or monthly, as elected, for a selected number of years not to exceed 240 months.

Fixed life annuity with guaranteed period--This option provides monthly payouts during a guaranteed period or for the lifetime of the Annuitant, whichever is longer. The guaranteed period may be 5, 10, 15 or 20 years. Fixed life annuity--This option provides for monthly payouts during the lifetime of the Annuitant. The annuity ends with the last payout due prior to the death of the Annuitant. Since no minimum number of payouts is guaranteed, this option may offer the maximum level of monthly payouts. It is possible that only one payout may be made if the Annuitant died before the date on which the second payout is due. Any other form of a fixed annuity acceptable to us.
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Annuity IRAs
The  annuity  date  and  options   available  for  IRAs  may  be  controlled  by
endorsements, the plan documents, or applicable law.

Under the Code, a Contract purchased and used in connection with an Individual Retirement Account or with certain other plans qualifying for special federal income tax treatment is subject to complex "minimum distribution" requirements. Under a minimum distribution plan, distributions must begin by a specific date and the entire interest of the plan participant must be distributed within a certain specified period of time. The application of the minimum distribution requirements vary according to your age and other circumstances.

Seek Tax Advice

The following discussion of the federal income tax consequences is only a brief summary and is not intended as tax advice. The federal income tax consequences discussed here reflect our understanding of current law and the law may change. Federal estate tax consequences and state and local estate, inheritance, and other tax consequences of ownership or receipt of distributions under a Contract depend on your individual circumstances or the circumstances of the person who receives the distribution. A tax adviser should be consulted for further information.

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Federal Tax Matters
The following discussion is a general description of federal income tax considerations relating to the Contracts and is not intended as tax advice. This discussion assumes that the Contract qualifies as an annuity contract for federal income tax purposes. This discussion is not intended to address the tax consequences resulting from all situations. If you are concerned about these tax implications relating to the ownership or use of the Contract, you should consult a competent tax adviser before initiating any transaction.

This discussion is based upon our understanding of the present federal income tax laws as they are currently interpreted by the Internal Revenue Service. No representation is made as to the likelihood of the continuation of the present federal income tax laws or of the current interpretation by the Internal Revenue Service. Moreover, no attempt has been made to consider any applicable state or other tax laws.

The Contract may be purchased on a non-tax qualified basis ("Non-Qualified Contract") or purchased and used in connection with IRAs. The ultimate effect of federal income taxes on the amounts held under a Contract, on annuity payouts, and on the economic benefit to you, the Annuitant, or the Beneficiary may depend on the type of Contract, and on the tax status of the individual concerned.

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Because tax laws, rules and regulations are constantly changing, we do not make any guarantees about the Contract's tax status.
--------------------------------------------------------------------------------

Certain requirements must be satisfied in purchasing an Annuity IRA and receiving distributions from an Annuity IRA in order to continue receiving favorable tax treatment. As a result, purchasers of Annuity IRAs should seek competent legal and tax advice regarding the suitability of the Contract for their situation, the applicable requirements and the tax treatment of the rights and benefits of the Contract. The following discussion assumes that an Annuity IRA is purchased with proceeds and/or Contributions that qualify for the intended special federal income tax treatment.

Taxation of Annuities
Section 72 of the Code governs taxation of annuities. You, as a "natural person" will not generally be taxed on increases, if any, in the value of your Annuity Account Value until a distribution occurs by withdrawing all or part of the Annuity Account Value (for example, withdrawals or annuity payouts under the annuity payout option elected). However, under certain circumstances, you currently may be subject to taxation. In addition, an assignment, pledge, or agreement to assign or pledge any portion of the Annuity Account Value generally will be treated as a distribution. The taxable portion of a distribution (in the form of a single sum payout or an annuity) is taxable as ordinary income. An IRA Contract may not be assigned as collateral.

If the Contract is not owned by a natural person (for example, a corporation or certain trusts), you generally must include in income any increase in the excess of the Annuity Account Value over the "investment in the Contract" (discussed below) during each taxable year. The rule does not apply where the non-natural person is the stated Owner of a Contract and the beneficial Owner is a natural person.

The rule also does not apply where:
o The annuity Contract is acquired by the estate of a decedent. o The Contract is held under an IRA. o The Contract is a qualified funding asset for a structured settlement.
o The Contract is purchased on behalf of an employee upon termination of a qualified plan.

The following discussion generally applies to a Contract owned by a natural person.

Withdrawals
In the case of a withdrawal under an IRA, including withdrawals under the periodic withdrawal option, a portion of the amount received may be non-taxable. The amount of the non-taxable portion is generally determined by the ratio of the "investment in the Contract" to the individual's total accrued benefit under the plan. The "investment in the Contract" generally equals the amount of any nondeductible Contributions paid by or on behalf of any individual. Special tax rules may be available for certain distributions from an IRA.

With respect to Non-Qualified Contracts, partial withdrawals, including periodic withdrawals, are generally treated as taxable income to the extent that the Annuity Account Value immediately before the withdrawal exceeds the "investment in the Contract" at that time. If a partial withdrawal is made from a Guarantee Period which is subject to a Market Value Adjustment, then the Annuity Account Value immediately before the withdrawal will not be altered to take into account the Market Value Adjustment. As a result, for purposes of determining the taxable portion of the partial withdrawal, the Annuity Account Value will not reflect the amount, if any, deducted from or added to the Guarantee Period due to the Market Value Adjustment. Full surrenders are treated as taxable income to the extent that the amount received exceeds the "investment in the Contract." The taxable portion of any annuity payout is taxed at ordinary income tax rates.

Annuity Payouts
Although the tax consequences may vary depending on the annuity form elected under the Contract, in general, only the portion of the annuity payout that represents the amount by which the Annuity Account Value exceeds the investment in the Contract will be taxed. After the investment in the Contract is recovered, the full amount of any additional annuity payouts is taxable. For fixed annuity payouts, in general there is no tax on the portion of each payout which represents the same ratio that the investment in the Contract bears to the total expected value of the annuity payouts for the term of the payouts. However, the remainder of each annuity payout is taxable. Once the investment in the Contract has been fully recovered, the full amount of any additional annuity payouts is taxable.

Penalty Tax
For distributions from a Non-Qualified Contract, there may be a federal income tax penalty imposed equal to 10% of the amount treated as taxable income. In general, however, there is no penalty tax on distributions: o Made on or after the date on which the Owner reaches age 59 1/2.
o        Made as a result of death or disability of the Owner.

o Received in substantially equal periodic payouts (at least annually) for your life (or life expectancy) or the joint lives (or joint life expectancies) of you and the Beneficiary.


Other   exemptions  or  tax  penalties  may  apply  to   distributions   from  a
Non-Qualified Contract or certain distributions from an IRA. For more details regarding these exemptions or penalties consult a competent tax adviser.


Taxation of Death Benefit Proceeds

Amounts may be distributed from the Contract because of the death of an Owner or the Annuitant. Generally such amounts are included in the income of the recipient as follows: o If distributed in a lump sum, they are taxed in the same manner as a full surrender, as described above. o If distributed under an annuity form, they are taxed in the same manner as annuity payouts, as described above.

Distribution at Death
In order to be treated as an annuity contract, the terms of the Contract must provide the following two distribution rules: o If the Owner dies before the date annuity payouts start, your entire interest must generally be distributed within five years after the date of your death. If payable to a designated Beneficiary, the distributions may be paid over the life of that designated Beneficiary or over a period not extending beyond the life expectancy of that Beneficiary, so long as payouts start within one year of your death. If the sole designated Beneficiary is your spouse, the Contract may be continued in the name of the spouse as Owner.
o If the Owner dies on or after the date annuity payouts start, and before the entire interest in the Contract has been distributed, the remainder of your interest will be distributed on the same or on a more rapid schedule than that provided for in the method in effect on the date of death.

If the Owner is not an individual, then for purposes of the distribution at death rules, the Primary Annuitant is considered the Owner. In addition, when the Owner is not an individual, a change in the Primary Annuitant is treated as the death of the Owner.

Distributions made to a Beneficiary upon the Owner's death from an IRA must be made pursuant to the rules in Section 401(a)(9) of the Code.



Transfers, Assignments or Exchanges
A transfer of ownership of a Contract, the designation of an Annuitant, Payee or other Beneficiary who is not also the Owner, or the exchange of a Contract may result in adverse tax consequences that are not discussed in this Prospectus.

Multiple Contracts
All deferred, Non-Qualified Annuity Contracts that are issued by Great-West (or our affiliates) to the same Owner during any calendar year will be treated as one annuity contract for purposes of determining the taxable amount.

Withholding
Annuity distributions generally are subject to withholding at rates that vary according to the type of distribution and the recipient's tax status. Recipients, however, generally are provided the opportunity to elect not to have tax withheld from distributions. Certain distributions from IRAs are subject to mandatory federal income tax withholding.

Section 1035 Exchanges
Code Section 1035 provides that no gain or loss shall be recognized on the exchange of one insurance contract for another. Generally, contracts issued in an exchange for another annuity contract are treated as new for purposes of the penalty and distribution at death rules.

Individual Retirement Annuities
The Contract may be used with IRAs as described in Section 408 of the Internal Revenue Code which permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity. Also, certain kinds of distributions from certain types of qualified and non-qualified retirement plans may be "rolled over" following the rules set out in the Internal Revenue Code. If you purchase this Contract for use with an IRA, you will be provided with supplemental information. And, you have the right to revoke your purchase within seven days of purchase of the IRA Contract.

If a Contract is purchased to fund an IRA, the Annuitant must also be the Owner. In addition, if a Contract is purchased to fund an IRA, minimum distributions must commence not later than April 1st of the calendar year following the calendar year in which you attain age 70 1/2. You should consult your tax adviser concerning these matters.

Various tax penalties may apply to Contributions in excess of specified limits, distributions that do not satisfy specified requirements, and certain other transactions. The Contract will be amended as necessary to conform to the requirements of the Code if there is a change in the law. Purchasers should seek competent advice as to the suitability of the Contract for use with IRAs.

When you make your initial Contribution, you must specify whether you are purchasing a Non-Qualified Contract or an IRA. If the initial Contribution is made as a result of an exchange or surrender of another annuity contract, we may require that you provide information with regard to the federal income tax status of the previous annuity contract.

We will require that you purchase separate Contracts if you want to invest money qualifying for different annuity tax treatment under the Internal Revenue Code. For each separate Contract you will need to make the required minimum initial Contribution. Additional Contributions under the Contract must qualify for the same federal income tax treatment as the initial Contribution under the Contract. We will not accept an additional Contribution under a Contract if the federal income tax treatment of the Contribution would be different from the initial Contribution.

If a Contract is issued in connection with an employer's Simplified Employee Pension plan, Owners, Annuitants and Beneficiaries are cautioned that the rights of any person to any of the benefits under the Contract will be subject to the terms and conditions of the plan itself, regardless of the terms and conditions of the Contract.

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Assignments or Pledges
Generally, rights in the Contract may be assigned or pledged for loans at any time during the life of the Annuitant. However, if the Contract is an IRA, you may not assign the Contract as collateral.

If a non-IRA Contract is assigned, the interest of the assignee has priority over your interest and the interest of the Beneficiary. Any amount payable to the assignee will be paid in a single sum.

A copy of any assignment must be submitted to the Annuity Administration Department at Great-West. All assignments are subject to any action taken or payout made by Great-West before the assignment was processed. We are not responsible for the validity or sufficiency of any assignment.

If any portion of the Annuity Account Value is assigned or pledged for a loan, it may be treated as a distribution. Please consult a competent tax adviser for further information.

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Performance Data
From time to time, we may advertise yields and average annual total returns for the Sub-Accounts. In addition, we may advertise the effective yield of the Schwab Money Market Sub-Account. These figures will be based on historical information and are not intended to indicate future performance.

Money Market Yield
The yield of the Schwab Money Market Sub-Account refers to the annualized income generated by an investment in that Sub-Account over a specified 7-day period. It is calculated by assuming that the income generated for that seven-day period is generated each 7-day period over a period of 52 weeks and is shown as a percentage of the investment.

The effective yield is calculated similarly but, when annualized, the income earned by an investment in that Sub-Account is assumed to be reinvested. The effective yield will be slightly higher than the yield because of the compounding effect of the assumed reinvestment.

Average Annual Total Return
The table on the following page illustrates standardized and non-standardized average annual total return for one-, three-, five- and ten-year periods (or since inception, if less than ten years) ended December 31, 1999. Average annual total return quotations represent the average annual compounded rate of return that would equate an initial investment of $1,000 to the redemption value of that investment (excluding Premium Taxes, if any) as of the last day of each of the periods for which total return quotations are provided.

Both the standardized and non-standardized data reflect the deduction of all fees and charges under the Contract. The standardized data is calculated from the inception date of the Sub-Account and the non-standardized data is calculated for periods preceding the inception date of the Sub-Account. Some of the Sub-Accounts do not have standardized performance information. For additional information regarding yields and total returns calculated using the standard methodologies briefly described herein, please refer to the Statement of Additional Information.


                                                                             Performance Data
Sub-Account                                         1 year      3 years     5 years      10 years          Since      Inception Date
                                                                                                       Inception of   of Sub-Account
                                                                                                        Sub-Account



Alger American Growth                              32.54%      34.37%       29.81%        21.84%          33.28%          11/1/96
American Century VP International                  62.67%      31.16%       23.17%          N/A           31.24%          11/1/96
Baron Capital Asset                                34.55%        N/A          N/A           N/A           13.98%          5/3/99
Berger IPT-Small Company Growth                    89.84%      32.12%         N/A           N/A           43.78%          5/1/97
Deutsche Asset Management VIT EAFE(R)Equity Index   26.52%        N/A          N/A           N/A           20.02%          5/3/99
Deutsche Asset Management VIT Small Cap Index      19.14%        N/A          N/A           N/A           16.48%          5/3/99
Dreyfus Variable Investment Fund  Appreciation     10.50%      21.89%       24.45%          N/A            2.42%          5/3/99
Dreyfus Variable Investment Fund Growth and        15.89%      13.97%       23.26%          N/A            7.32%          5/3/99
Income
Federated American Leaders II                       5.77%      17.42%       20.86%          N/A           17.93%          11/1/96
Federated U.S. Government Securities II            -1.45%       4.17%        4.62%          N/A            3.81%          11/1/96
Federated Utility II                                0.83%      12.67%       14.27%          N/A           13.97%          5/1/97
INVESCO VIF-High Yield                              8.32%       8.12%       11.65%          N/A            8.89%          11/1/96
INVESCO VIF-Equity Income                          13.87%      18.29%       20.79%          N/A           18.84%          11/1/96
INVESCO VIF-Technology                             156.79%       N/A          N/A           N/A             N/A           3/1/00
Janus Aspen Growth                                 42.78%      32.71%       28.73%          N/A           31.80%          11/1/96
Janus Aspen Worldwide Growth                       63.07%      36.17%       32.45%          N/A           35.71%          11/1/96
Janus Aspen Flexible Income                         0.74%       6.49%        9.93%          N/A           -0.45%          5/3/99
Janus Aspen International Growth                   80.73%      35.15%       32.12%          N/A           70.44%          5/3/99
Montgomery Variable Series: Growth                 19.78%      15.93%         N/A           N/A           16.28%          11/1/96
Prudential Series Fund Equity                        N/A         N/A          N/A           N/A           -1.47%          5/3/99
SAFECO RST Equity                                   8.38%      18.44%       21.26%        16.36%          18.88%          4/30/97
SAFECO RST Growth Opportunities                     4.74%      14.86%       22.64%          N/A           14.39%          5/3/99
Schwab MarketTrack Growth II                       18.62%      17.98%         N/A           N/A           18.23%          11/1/96
Schwab S&P 500                                     19.45%      25.83%         N/A           N/A           26.29%          11/1/96
Scudder Variable Life Investment Fund Capital      34.08%      30.16%       27.36%        17.03%          26.44%          5/3/99
Growth
Scudder Variable Life Investment Fund Growth and    4.95%      13.00%       17.95%          N/A           -6.38%          5/3/99
Income
Strong Schafer Value II                            -3.70%        N/A          N/A           N/A           -13.58%         5/3/99
Van Kampen LIT-Morgan Stanley Real Estate          -4.22%       0.36%         N/A           N/A           -5.15%          9/15/97
Securities

                                                                    Since Inception    Inception Date
                                                                     of Underlying     of Underlying
                                                                       Portfolio         Portfolio
                                                                   (if less than 10
                                                                        years)

Alger American Growth                                                     N/A              1/9/89
American Century VP International                                       18.98%             5/1/94
Baron Capital Asset                                                     58.67%            10/1/98
Berger IPT-Small Company Growth                                         25.21%             5/1/96
Deutsche Asset Management VIT EAFE(R)Equity Index                        16.05%            8/22/97
Deutsche Asset Management VIT Small Cap Index                            8.47%            8/25/97
Dreyfus Variable Investment Fund  Appreciation                          19.03%             4/5/93
Dreyfus Variable Investment Fund Growth and                             19.82%             5/2/94
Income
Federated American Leaders II                                           17.09%            2/10/94
Federated U.S. Government Securities II                                  4.35%            3/28/94
Federated Utility II                                                    12.40%            2/10/94
INVESCO VIF-High Yield                                                  10.36%            5/27/94
INVESCO VIF-Equity Income                                               19.34%            8/10/94
INVESCO VIF-Technology                                                  64.13%            5/21/97
Janus Aspen Growth                                                      23.18%            9/13/93
Janus Aspen Worldwide Growth                                            28.59%            9/13/93
Janus Aspen Flexible Income                                              7.58%            9/13/93
Janus Aspen International Growth                                        27.10%             5/2/94
Montgomery Variable Series: Growth                                      19.00%             2/9/96
Prudential Series Fund Equity                                           -1.47%             5/3/99
SAFECO RST Equity                                                         N/A              4/3/87
SAFECO RST Growth Opportunities                                         22.46%             1/7/93
Schwab MarketTrack Growth II                                            18.23%            11/1/96
Schwab S&P 500                                                          26.29%            11/1/96
Scudder Variable Life Investment Fund Capital                             N/A             7/16/85
Growth
Scudder Variable Life Investment Fund Growth and                        16.55%             5/2/94
Income
Strong Schafer Value II                                                 -1.48%            10/10/97
Van Kampen LIT-Morgan Stanley Real Estate                                9.94%             7/3/95
Securities


Performance information and calculations for any Sub-Account are based only on the performance of a hypothetical Contract under which the Annuity Account Value is allocated to a Sub-Account during a particular time period. Performance information should be considered in light of the investment objectives and policies and characteristics of the Portfolios in which the Sub-Account invests and the market conditions during the given time period. It should not be considered as a representation of what may be achieved in the future.

Reports and promotional literature may also contain other information including:
o    the ranking of or asset  allocation/investment  strategy of any Sub-Account derived from rankings of variable annuity separate accounts or their investment products tracked by Lipper Analytical Services, Inc., VARDS, Morningstar, Value Line, IBC/Donoghue's Money Fund Report, Financial Planning Magazine, Money Magazine, Bank Rate Monitor, Standard & Poor's Indices, Dow Jones Industrial Average, and other rating services, companies, publications or other people who rank separate accounts or other investment products on overall performance or other criteria, and
o the effect of tax-deferred compounding on investment returns, or returns in general, which may be illustrated by graphs, charts, or otherwise, and which may include a comparison, at various points in time, of the return from an investment in a Contract (or returns in general) on a tax-deferred basis (assuming one or more tax rates) with the return on a currently taxable basis. Other ranking services and indices may be used.


We may from time to time also advertise cumlative (non-annualized) total returns, yield and standard total returns for the Sub-Accounts.

For additional information regarding the calculation of other performance data, please refer to the Statement of Additional Information.

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Voting Rights
In general, you do not have a direct right to vote the Portfolio shares held in the Series Account. However, under current law, you are entitled to give us instructions on how to vote the shares. We will vote the shares according to those instructions at regular and special shareholder meetings. If the law changes and we can vote the shares in our own right, we may elect to do so.

Before the Annuity Commencement Date, you have the voting interest. The number of votes available to you will be calculated separately for each of your Sub-Accounts. That number will be determined by applying your percentage interest, if any, in a particular Sub-Account to the total number of votes attributable to that Sub-Account. You hold a voting interest in each Sub-Account to which your Annuity Account Value is allocated. If you select a variable annuity option, the votes attributable to your Contract will decrease as annuity payouts are made.

The number of votes of a Portfolio will be determined as of the date established by that Portfolio for determining shareholders eligible to vote at the meeting of the Portfolios. Voting instructions will be solicited by written communication prior to such meeting in accordance with procedures established by the respective Portfolios.

If we do not receive timely instructions and Owners have no beneficial interest in shares held by us, we will vote according to the voting instructions as a proportion of all Contracts participating in the Sub-Account. If you indicate in your instructions that you do not wish to vote an item, we will apply your instructions on a pro rata basis to reduce the votes eligible to be cast.

Each person or entity  having a voting  interest in a  Sub-Account  will receive
proxy  material,   reports  and  other  material  relating  to  the  appropriate
Portfolio.

Please note, generally the Portfolios are not required to, and do not intend to, hold annual or other regular meetings of shareholders.

Contract Owners have no voting rights in Great-West.





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Rights Reserved by Great-West

We reserve the right to make certain changes we believe would best serve the interests of Owners and Annuitants or would be appropriate in carrying out the purposes of the Contracts. Any changes will be made only to the extent and in the manner permitted by applicable laws. Also, when required by law, we will obtain your approval of the changes and approval from any appropriate regulatory authority. Approval may not be required in all cases, however. Examples of the changes we may make include:

o To operate the Series Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law.
o To Transfer any assets in any Sub-Account to another Sub-Account, or to one or more separate accounts, or to a Guarantee Period; or to add, combine or remove Sub-Accounts of the Series Account.
o To substitute, for the Portfolio shares in any Sub-Account, the shares of another Portfolio or shares of another investment company or any other investment permitted by law.
o To make any changes required by the Code or by any other applicable law in order to continue treatment of the Contract as an annuity.
o To change the time or time of day at which a valuation date is deemed to have ended. o To make any other necessary technical changes in the Contract in order to conform with any action the above provisions permit us to take, including changing the way we assess charges, without increasing them for any outstanding Contract beyond the aggregate amount guaranteed.
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Legal Proceedings
Currently, the Series Account is not a party to, and its assets are not subject to any material legal proceedings. And, Great-West is not currently a party to, and its property is not currently subject to, any material legal proceedings. The lawsuits to which Great-West is a party are, in the opinion of management, in the ordinary course of business, and are not expected to have a material adverse effect on the financial results, conditions or prospects of Great-West.
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Legal Matters
Advice regarding certain legal matters concerning the federal securities laws applicable to the issue and sale of the Contract has been provided by Jorden Burt Boros Cicchetti Berenson & Johnson LLP.
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Experts

The consolidated financial statements incorporated by reference from Great-West Life & Annuity Insurance Company's Annual Report on Form 10-K for the year ended December 31, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Incorporation of Certain Documents by Reference and Available Information Great-West's Annual Report on Form 10-K for the year ended December 31, 1999 is incorporated herein by reference, which means that it is legally a part of this Prospectus. All documents or reports filed by Great-West under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the effective date of this Prospectus are also incorporated by reference. Such documents or reports will be part of this Prospectus from the date such documents are filed.

Great-West files its Exchange Act documents and reports, including its annual and quarterly annual reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000744455.

We have filed a registration statement ("Registration Statement") with the Commission under the 1933 Act relating to the Contracts offered by this Prospectus. This Prospectus has been filed as a part of the Registration Statement and does not contain all of the information contained in the Registration Statement and its exhibits. Please refer to the registration statement and its exhibits for further information.

You may request a free copy of any or all of the information incorporated by reference into the Prospectus (other than exhibits not specifically incorporated by reference into the text of such documents). Please direct any oral or written request for such documents to:

                        Annuity Administration Department
                                P. O. Box 173920
                           Denver, Colorado 80217-3920
                                 1-800-838-0650

The SEC maintains an Internet web site (http://www.sec.gov) that contains the Statement of Additional Information, information incorporated by reference and other information filed electronically by Great-West concerning the Contract and the Series Account.

You also can review and copy any materials filed with the SEC at its Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference room by calling the SEC at 1-800-SEC-0330.

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                  Appendix A--Condensed Financial Information

                      Selected data for accumulation units
               Outstanding through each period ending December 31

                      Alger     Alger      American                                            Berger     Dreyfus
                      American  American   Century   American   Bankers   Bankers              IPT Small  VIF
                      Growth    Small-Cap  VP        Century    Trust     Trust      Baron     Company    Capital
                      Portfolio Portfolio  Capital   VP         EAFE      Small Cap  Capital   Growth     Appreciation
                                           AppreciatiInternationEquity    Index Fund Asset        Fund       Fund
                                                                Index                  Fund
                                                                            Fund
                      -----------------------------------------------------------------------------------------------

Date Commenced        11/01/96   11/01/96  11/01/96   11/01/96  05/03/99   05/03/99  05/03/99   05/01/97   05/03/99
Operations

1999
 Beginning Unit         $18.74   $12.76       $8.94    $14.54     $10.00    $10.00     $10.00    $13.89     $10.00
Value
                      ========= ========   ========= =========  ========= =========  ========= =========  =========
 Ending Unit Value      $24.84   $18.15      $14.59    $23.66     $12.00    $11.65     $11.40    $26.37     $10.24
                      ========= ========   ========= =========  ========= =========  ========= =========  =========
 Number of Units   2,200,774.98 201,220.60 88,278.89 602,866.81 161,395.99 203,338.02 502,097.27 1,072,037.44 245,395.21
Outstanding
                      ========= ========   ========= =========  ========= =========  ========= =========  =========
 Net Assets (000's)    $54,671   $3,652      $1,288   $14,264     $1,937    $2,369     $5,723   $28,268     $2,513
                      ========= ========   ========= =========  ========= =========  ========= =========  =========

1998
 Beginning Unit         $12.76   $11.14       $9.22    $12.35                                    $13.75
Value
                      ========= ========   ========= =========                                 =========
 Ending Unit Value      $18.74   $12.76       $8.94    $14.54                                    $13.89
                      ========= ========   ========= =========                                 =========
 Number of Units    1,306,503.46 643,786.69 99,034.37 560,116.89                                428,982.88
Outstanding
                      ========= ========   ========= =========                                 =========
 Net Assets (000's)              $8,217        $886    $8,147                                    $5,959
                       $24,487
                      ========= ========   ========= =========                                 =========
                      ========= ========   ========= =========                                 =========

1997
 Beginning Unit         $10.24   $10.09       $9.61    $10.49                                    $10.00
Value
                      ========= ========   ========= =========                                 =========
                      ========= ========   ========= =========                                 =========
 Ending Unit Value      $12.76   $11.14       $9.22    $12.35                                    $13.75
                      ========= ========   ========= =========                                 =========
                      ========= ========   ========= =========                                 =========
 Number of Units  417,162.09  337,576.93 82,255.58  298,156.62                                124,653.31
Outstanding
                      ========= ========   ========= =========                                 =========
 Net Assets (000's)     $5,325   $3,761        $758    $3,683                                    $1,714
                      ========= ========   ========= =========                                 =========

1996
 Beginning Unit         $10.00   $10.00      $10.00    $10.00
Value
                      ========= ========   ========= =========
                      ========= ========
 Ending Unit Value      $10.24   $10.09       $9.61    $10.49
                      ========= ========   ========= =========
                      ========= ========   ========= =========
 Number of Units      1,166.64  4,080.46   30,139.13 13,399.99
Outstanding
                      ========= ========   ========= =========
 Net Assets (000's)        $12      $41        $290      $141
                      ========= ========   ========= =========


                                           Federated                       INVESCO              Janus
                      Dreyfus   Federated  Fund for             INVESCO    VIF       INVESCO    Aspen     Janus
                      VIF       American   U.S.      Federated  VIF High   IndustrialVIF Total  AggressiveAspen
                      Growth &  Leaders    GovernmentUtility    Yield      Income    Return     Growth    Flexible
                      Income     Fund II   Securities Fund II   Portfolio  Portfolio Portfolio  Portfolio Income
                        Fund                  II                                                             Fund
                      -----------------------------------------------------------------------------------------------

Date Commenced        05/03/99   11/01/96  11/01/96   05/01/97   11/01/96  11/01/96   11/01/96  11/01/96   05/03/99
Operations

1999
 Beginning Unit        $10.00     $15.95     $11.43   $14.07      $12.13               $13.61    $14.71     $10.00
Value                                                                       $15.18
                      ========  =========  ========= ========   =========  ========  =========  ========  =========
 Ending Unit Value     $10.73     $16.87     $11.27   $14.18      $13.14    $17.28     $13.03    $32.87     $ 9.95
                      ========  =========  ========= ========   =========  ========  =========  ========  =========
Number of Unit    49,768.32 1,443,381.49 2,809,026.83 280,956.86 2,003,862.84
                                                                         1,753,290.18 573,788.59 458,029.90 838,444.84
Outstanding
                      ========  =========  ========= ========   =========  ========  =========  ========  =========
 Net Assets (000's)      $534    $24,346    $31,648   $3,985     $26,326   $30,299     $7,477   $15,057     $8,347
                      ========  =========  ========= ========   =========  ========  =========  ========  =========

1998
 Beginning Unit                   $13.67     $10.71   $12.45      $12.09    $13.27     $12.52    $11.05
Value
                                =========  ========= ========   =========  ========  =========  ========
 Ending Unit Value                $15.95     $11.43   $14.07      $12.13    $15.18     $13.61    $14.71
                                =========  ========= ========   =========  ========  =========  ========
 Number of Units            1,763,028.09 2,136,709.11 416,024.23 1,867,861.60
                                                                          1,639,584.27 1,269,709.44 759,487.48
Outstanding
                                =========  ========= ========   =========  ========  =========  ========
 Net Assets (000's)              $28,117    $24,427   $5,852     $22,654   $24,882    $17,275   $11,169
                                =========  ========= ========   =========  ========  =========  ========
                                =========  ========= ========   =========  ========  =========  ========

1997
 Beginning Unit                   $10.42      $9.97   $10.00      $10.39    $10.44     $10.27     $9.89
Value
                                =========  ========= ========   =========  ========  =========  ========
                                =========  ========= ========   =========  ========  =========  ========
 Ending Unit Value                $13.67     $10.71   $12.45      $12.09    $13.27     $12.52    $11.05
                                =========  ========= ========   =========  ========  =========  ========
                                =========  ========= ========   =========  ========  =========  ========
 Number of Units           1,426,437.13  815,966.27  168,289.28 1,360,680.67 1,271,028.35
                                                                                     996,949.40 331,141.90
Outstanding
                                =========  ========= ========   =========  ========  =========  ========
 Net Assets (000's)              $19,505     $8,737   $2,095     $16,450   $16,867    $12,482   $
                                                                                                  3,658
                                =========  ========= ========   =========  ========  =========  ========

1996
 Beginning Unit                   $10.00     $10.00              $10.00     $10.00     $10.00    $10.00
Value
                                =========  =========            ========   ========  =========  ========
                                =========  =========            ========   ========  =========  ========
 Ending Unit Value                $10.42      $9.97              $10.39     $10.44     $10.27    $ 9.89
                                =========  =========            ========   ========  =========  ========
                                =========  =========            ========   ========  =========  ========
 Number of Units                65,888.88  9,330.15             52,043.52  68,873.87 3,927.31   6,698.73
Outstanding
                                =========  =========            ========   ========  =========  ========
                                =========  =========            ========   ========  =========  ========
 Net Assets (000's)                 $686        $93                $541       $719        $40       $66
                                =========  =========            ========   ========  =========  ========






                                                                           Montgomery
                      Janus     Janus      Janus     Lexington  Montgomery Variable                       Safeco
                      Aspen     Aspen      Aspen     Emerging   Variable   Series:   Prudential Safeco    RST
                      Growth    InternationWorldwide Markets    Series:    InternatioEquity     RST       Growth
                      Portfolio Growth     Growth       Fund    Growth     Small-Cap Portfolio  Equity    Portfolio
                                   Fund    Portfolo                Fund      Fund               Portfolio
                      ----------------------------------------------------------------------------------------------

Date Commenced        11/01/96   05/03/99  11/01/96   11/01/96   11/01/96  11/01/96   05/03/99  05/01/97  05/03/99
Operations

1999
 Beginning Unit         $16.79    $10.00     $16.13     $6.40     $13.47      $9.56    $10.00     $14.65    $10.00
Value
                      ========= =========  ========= =========  =========  ========= =========  ========= =========
 Ending Unit Value      $23.98    $17.04     $26.30    $14.48     $16.13      $9.87     $9.85     $15.88    $11.44
                      ========= =========  ========= =========  =========  ========= =========  ========= =========
 Number of Units  3,396,880.63 772,937.37 4,259,932.25 133,859.68 410,660.04   0.00   32,427.58 1,065,918.62 155,642.93
Outstanding
                      ========= =========  ========= =========  =========  ========= =========  ========= =========
 Net Assets (000's)    $81,453   $13,174   $112,048    $1,938     $6,625                 $320    $16,928    $1,780
                                                                           -
                      ========= =========  ========= =========  =========  ========= =========  ========= =========

1998
 Beginning Unit         $12.49               $12.62     $9.00     $13.20      $9.89               $11.83
Value
                      =========            ========= =========  =========  =========            =========
 Ending Unit Value      $16.79               $16.13     $6.40     $13.47      $9.56               $14.65
                      =========            ========= =========  =========  =========            =========
 Number of Units      1,979,274.19       3,616,796.56 260,704.11 601,168.28    8.53             1,168,093.71
Outstanding
                      =========            ========= =========  =========  =========            =========
 Net Assets (000's)    $33,242              $58,337    $1,670     $8,097         $0              $17,116
                      =========            ========= =========  =========  =========            =========
                      =========            ========= =========  =========  =========            =========

1997
 Beginning Unit         $10.26               $10.42    $10.26     $10.35     $10.51               $10.00
Value
                      =========            ========= =========  =========  =========            =========
                      =========            ========= =========  =========  =========            =========
 Ending Unit Value      $12.49               $12.62     $9.00     $13.20      $9.89               $11.83
                      =========            ========= =========  =========  =========            =========
                      =========            ========= =========  =========  =========            =========
 Number of Units   1,335,813.25         2,208,663.79 309,521.91 643,624.38 208,496.59           357,176.26
Outstanding
                      =========            ========= =========  =========  =========            =========
 Net Assets (000's)    $16,678              $27,868    $2,785     $8,495     $2,061               $4,226
                      =========            ========= =========  =========  =========            =========

1996
 Beginning Unit         $10.00               $10.00    $10.00     $10.00     $10.00
Value
                      =========            =========  ========  =========  =========
                      =========            =========  ========  =========  =========
 Ending Unit Value      $10.26               $10.42    $10.26     $10.35     $10.51
                      =========            =========  ========  =========  =========
                      =========            =========  ========  =========  =========
 Number of Units      93,598.79            51,982.38  18,281.42 11,226.77  3,230.28
Outstanding
                      =========            =========  ========  =========  =========
                      =========            =========  ========  =========  =========
 Net Assets (000's)       $960                 $541      $188       $116        $34
                      =========            =========  ========  =========  =========






                      Schwab                                                                              Van Eck
                      MarketTraSchwab                           Scudder               Strong     Strong   Worldwide
                      Growth   Money      Schwab     Scudder    Growth &   SteinRoe   Discovery  VF       Hard
                      PortfolioMarket     S&P 500    Capital      Income   Special     Fund II   Schafer  Assets
                         II    Portfolio  Portfolio  Growth       Fund A   Venture               Value      Fund
                                                       Fund A                 Fund                 Fund
                      ---------------------------------------------------------------------------------------------

Date Commenced        11/01/96  11/01/96   11/01/96   05/03/99   05/03/99   11/01/96   11/01/96  05/03/99 11/01/96
Operations

1999
 Beginning Unit       $14.34     $10.93     $17.54    $10.00    $10.00     $           $12.26    $10.00   $
Value                                                                        9.00                           6.88
                      =======  =========  =========  ========   =======    =======    ========   ======   =======
 Ending Unit Value    $17.01     $11.35     $20.95    $12.64    $          $13.22      $12.78    $8.64    $
                                                                  9.36                                      8.25
                      =======  =========  =========  ========   =======    =======    ========   ======   =======
 Number of Units  560,532.64 9,861,519.25 5,457,967.10 186,640.12 61,409.25  246,948.62 57,792.53  94,499.34  29,113.72
Outstanding
                      =======  =========  =========  ========   =======    =======    ========   ======   =======
 Net Assets (000's)   $9,532   $111,967   $114,346    $2,360      $575     $3,265        $739     $817      $240
                      =======  =========  =========  ========   =======    =======    ========   ======   =======

1998
 Beginning Unit       $12.79     $10.49     $13.81                         $10.98      $11.53             $10.04
Value
                      =======  =========  =========                        =======    ========            =======
 Ending Unit Value    $14.34     $10.93     $17.54                         $           $12.26             $
                                                                             9.00                           6.88
                      =======  =========  =========                        =======    ========            =======
 Number of Units   447,514.11 6,649,980.31 4,084,834.46                     769,185.90 199,701.97          80,398.85
Outstanding
                      =======  =========  =========                        =======    ========            =======
 Net Assets (000's)   $6,416    $72,692    $71,644                         $6,926      $2,449               $553
                      =======  =========  =========                        =======    ========            =======
                      =======             =========                        =======

1997
 Beginning Unit       $10.35     $10.07     $10.52                         $10.27      $10.44             $10.31
Value
                      =======             =========                        =======
                      =======  =========  =========                        =======    ========            =======
 Ending Unit Value    $12.79     $10.49     $13.81                         $10.98      $11.53             $10.04
                      =======             =========                        =======
                      =======  =========  =========                        =======    ========            =======
 Number of Units   284,530.36 4,114,002.58 2,115,859.53                 952,879.99 211,488.12          132,622.35
Outstanding
                                                                                      ========
                      =======  =========  =========                        =======                        =======
 Net Assets (000's)   $3,638    $43,163    $29,224                         $10,465     $2,439             $1,332
                      =======  =========  =========                        =======    ========            =======

1996
 Beginning Unit       $10.00     $10.00     $10.00                         $10.00      $10.00             $10.00
Value
                      =======  =========  =========                        =======    ========            =======
                      =======  =========  =========                        =======    ========            =======
 Ending Unit Value    $10.35     $10.07     $10.52                         $10.27      $10.44             $10.31
                      =======  =========  =========                        =======    ========            =======
                      =======  =========  =========                        =======    ========            =======
 Number of Units   16,525.39 297,045.95  62,674.08                        70,715.11  24,613.07           2,220.85
Outstanding
                      =======  =========  =========                        =======    ========            =======
                      =======  =========  =========                        =======    ========            =======
 Net Assets (000's)     $171     $2,991      $ 659                           $727        $257                $23
                      =======  =========  =========                        =======    ========            =======





                         Van Kampen
                          American
                       Capital L.I.T.
                          - Morgan
                        Stanley Real
                           Estate
                         Securities
                          Portfolio
                       ----------------

 Date Commenced           09/17/97
 Operations

 1999
  Beginning Unit             $9.25
 Value
                          =========
  Ending Unit Value          $8.86
                          =========
  Number of Units         347,935.46
 Outstanding
                          =========
  Net Assets (000's)        $3,083
                          =========

 1998
  Beginning Unit            $10.56
 Value
                          =========
                          =========
  Ending Unit Value          $9.25
                          =========
                          =========
  Number of Units         308,475.29
 Outstanding
                          =========
                          =========
  Net Assets (000's)        $2,854
                          =========

 1997
                          =========
  Beginning Unit            $10.00
 Value
                          =========
                          =========
  Ending Unit Value         $10.56
                          =========
                          =========
  Number of Units         176,075.27
 Outstanding
                          =========
                          =========
  Net Assets (000's)        $1,859
                          =========

--------------------------------------------------------------------------------
Appendix B--Market Value Adjustments
The amount available for a full surrender, partial withdrawal or Transfer equals the amount requested plus the Market Value Adjustment (MVA). The MVA is calculated by multiplying the amount requested by the Market Value Adjustment Factor (MVAF).

The MVA formula
The MVA is determined using the following formula:

MVA = (amount applied) X (Market Value Adjustment Factor) The Market Value Adjustment Factor is:

{[(1 + i)/(1 + j +.10%)] N/12} - 1

Where:
o i is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the date the stated rate of interest was established for the Guarantee Period. The term of i is measured in years and equals the term of the Guarantee Period.
o j is the U.S. Treasury Strip ask side yield as published in the Wall Street Journal on the last business day of the week prior to the week the Guarantee Period is broken. The term of j equals the remaining term to maturity of the Guarantee Period, rounded up to the higher number of years.
o N is the number of complete months remaining until maturity.

The MVA will equal 0 if:
o        i and j differ by less than .10%
o        N is less than 6

Examples
Following are four examples of Market Value Adjustments illustrating (1) increasing interest rates, (2) decreasing interest rates, (3) flat interest rates (i and j are within .10% of each other), and (4) less than 6 months to maturity.


Example 1--Increasing Interest Rates

------------------------------- -------------------------------
------------------------------  $25,000 on November 1, 1996
Deposit
------------------------------- -------------------------------
------------------------------- -------------------------------
Maturity date                   December 31, 2005
------------------------------- -------------------------------
------------------------------- -------------------------------
Interest Guarantee Period       10 years
------------------------------- -------------------------------
------------------------------- -------------------------------
i                               assumed to be 6.15%
------------------------------- -------------------------------
------------------------------- -------------------------------
Surrender date                  July 1, 2000
------------------------------- -------------------------------
------------------------------- -------------------------------
j                               7.00%
------------------------------- -------------------------------
------------------------------- -------------------------------
Amount surrendered              $10,000
------------------------------- -------------------------------
------------------------------- -------------------------------
N                               65
------------------------------- -------------------------------

MVAF    = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]65/12} - 1
        = .952885 - 1
        = -.047115

MVA     = (amount  transferred or  surrendered) x MVAF = $10,000 x - .047115 = -
        $471.15

Surrender Value = (amount transferred or surrendered + MVA)
        = ($10,000 + - $471.15)
        = $9,528.85

Example 2--Decreasing Interest Rates
------------------------------- -------------------------------
Deposit                         $25,000 on November 1, 1996
------------------------------- -------------------------------
------------------------------- -------------------------------
Maturity date                   December 31, 2005
------------------------------- -------------------------------
------------------------------- -------------------------------
Interest Guarantee Period       10 years
------------------------------- -------------------------------
------------------------------- -------------------------------
i                               assumed to be 6.15%
------------------------------- -------------------------------
------------------------------- -------------------------------
Surrender date                  July 1, 2000
------------------------------- -------------------------------
------------------------------- -------------------------------
j                               5.00%
------------------------------- -------------------------------
------------------------------- -------------------------------
Amount surrendered              $10,000
------------------------------- -------------------------------
------------------------------- -------------------------------
N                               65
------------------------------- -------------------------------

MVAF    = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.051]65/12} - 1
        = .055323

MVA     = (amount transferred or surrendered) x MVAF
        = $10,000 x .0055323
        = $553.23

Surrender Value = (amount transferred or surrendered + MVA)
        = ($10,000 + $553.23)
        = $10,553.23

Example 3--Flat Interest Rates (i and j are within .10% of each other)
------------------------------- -------------------------------
Deposit                         $25,000 on November 1, 1996
------------------------------- -------------------------------
------------------------------- -------------------------------
Maturity date                   December 31, 2005
------------------------------- -------------------------------
------------------------------- -------------------------------
Interest Guarantee Period       10 years
------------------------------- -------------------------------
------------------------------- -------------------------------
i                               assumed to be 6.15%
------------------------------- -------------------------------
------------------------------- -------------------------------
Surrender date                  July 1, 2000
------------------------------- -------------------------------
------------------------------- -------------------------------
j                               6.24%
------------------------------- -------------------------------
------------------------------- -------------------------------
Amount surrendered              $10,000
------------------------------- -------------------------------
------------------------------- -------------------------------
N                               65
------------------------------- -------------------------------

MVAF    = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.0634]65/12} - 1
        = .99036 - 1
        = -.00964
However, [i-j] <.10%, so MVAF = 0

MVA     = (amount transferred or surrendered) x MVAF
        = $10,000 x 0
        = $0

Surrender Value = (amount transferred or surrendered + MVA)
        = ($10,000 + $0)
        = $10,000

Example 4--N equals less than 6 months to maturity
------------------------------- -------------------------------
Deposit                         $25,000 on November 1, 1996
------------------------------- -------------------------------
------------------------------- -------------------------------
Maturity date                   December 31, 2005
------------------------------- -------------------------------
------------------------------- -------------------------------
Interest Guarantee Period       10 years
------------------------------- -------------------------------
------------------------------- -------------------------------
i                               assumed to be 6.15%
------------------------------- -------------------------------
------------------------------- -------------------------------
Surrender date                  July 1, 2005
------------------------------- -------------------------------
------------------------------- -------------------------------
j                               7.00%
------------------------------- -------------------------------
------------------------------- -------------------------------
Amount surrendered              $10,000
------------------------------- -------------------------------
------------------------------- -------------------------------
N                               5
------------------------------- -------------------------------

MVAF    = {[(1 + i)/(1 + j + .10%)]N/12} - 1
        = {[1.0615/1.071]5/12} - 1
        = .99629 - 1
        = -.00371
However, N<6, so MVAF = 0

MVA     = (amount transferred or surrendered) x MVAF
        = $10,000 x 0
        = $0

Surrender Value = (amount transferred or surrendered + MVA)
        = ($10,000 + $0)
        = $10,000

--------------------------------------------------------------------------------
Appendix C--Net Investment Factor
The Net Investment  Factor is determined by dividing (a) by (b), and subtracting
(c) from the result where:

(a) is the net result of:
1) the net asset value per share of the Portfolio shares determined as of the end of the current Valuation Period, plus
2) the per share amount of any dividend (or, if applicable, capital gain distributions) made by the Portfolio on shares if the "ex-dividend" date occurs during the current Valuation Period, minus or plus
3) a per unit charge or credit for any taxes incurred by or provided for in the Sub-Account, which is determined by GWL&A to have resulted from the investment operations of the Sub-Account, and

(b) is the net asset value per share of the Portfolio shares determined as of the end of the immediately preceding Valuation Period, and

(c) is an amount representing the Mortality and Expense Risk Charge deducted from each Sub-Account on a daily basis. Such amount is equal to 0.85%.

The Net Investment Factor may be greater than, less than, or equal to one. Therefore, the Accumulation Unit Value may increase, decrease or remain unchanged.

The net asset value per share referred to in paragraphs (a)(1) and (b) above, reflect the investment performance of the Portfolio as well as the payment of Portfolio expenses.



--------
1 The Contract Owner Transaction Expenses apply to each Contract, regardless of how the Annuity Account Value is allocated. The Annual Expenses do not apply to the Guarantee Period Fund.
2 The Contract Maintenance Charge is currently waived for Contracts with an Annuity Account Value of at least $50,000. If your Annuity Account Value falls below $50,000 due to a withdrawal, the Contract Maintenance Charge will be reinstated until such time as your Annuity Account Value is equal to or greater than $50,000.
3 The Portfolio Annual Expenses and these examples are based on data provided by the Portfolios. Great-West has no reason to doubt the accuracy or completeness of that data, but Great-West has not verified the Portfolios' figures. In preparing the Portfolio Expense table and the Examples above, Great-West has relied on the figures provided by the Portfolios.
4 These examples are based on total Portfolio expenses after taking fee waivers and reimbursements into account.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
         -------------------------------------------

         The estimated expenses of the issuance and distribution of the Contracts, other than commissions on sales of the Contracts are as follows:

         Securities and Exchange Commission fee                        $ 68,965.52*
                                                                         ----------
         Accounting fees and expenses                                  $  5,000.00
                                                                         ---------
         Legal fees and expenses                                       $ 10,000.00
                                                                         ---------

* This amount represents the total registration fee paid on February 13, 1996 for the Form S-1 Registration Statement filed on February 26, 1996. Registrant hereby carries over the amount of this registration fee representing the maximum aggregate offering price of $195,857,000 registered under this Form S-3 Registration Statement.

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

         Provisions exist under the Colorado Business Corporation Act and the Bylaws of GWL&A whereby GWL&A may indemnify a director, officer, or controlling person of GWL&A against liabilities arising under the Securities Act of 1933. The following excerpts contain the substance of these provisions:

                        Colorado Business Corporation Act

Article 109 - INDEMNIFICATION

Section 7-109-101.  Definitions.

         As used in this Article:

         (1) "Corporation" includes any domestic or foreign entity that is a predecessor of the corporation by reason of a merger, consolidation, or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         (2) "Director" means an individual who is or was a director of a corporation or an individual who, while a director of a corporation, is or was serving at the corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or employee benefit plan. A director is considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan.

         (3)      "Expenses" includes counsel fees.

         (4) "Liability" means the obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses.

         (5) "Official capacity" means, when used with respect to a director, the office of director in the corporation and, when used with respect to a person other than a director as contemplated in Section 7-109-107, means the office in the corporation held by the officer or the employment, fiduciary, or agency relationship undertaken by the employee, fiduciary, or agent on behalf of the corporation. "Official capacity" does not include service for any other domestic or foreign corporation or other person or employee benefit plan.

(6) "Party" includes a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

         (7) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal.

Section 7-109-102.  Authority to indemnify directors.

         (1) Except as provided in subsection (4) of this section, a corporation may indemnify a person made a party to the proceeding because the person is or was a director against liability incurred in any proceeding if:

                  (a)     The person conducted himself or herself in good faith;

                  (b)     The person reasonably believed:

(I) In the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests; or

(II) In all other cases, that his or her conduct was at least not opposed to the corporation's best interests; and

(c) In the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         (2) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in or beneficiaries of the plan is conduct that satisfies the requirements of subparagraph (II) of paragraph (b) of subsection
         (1) of this section. A director's conduct with respect to an employee benefit plan for a purpose that the director did not reasonably believe to be in the interests of the participants in or beneficiaries of the plan shall be deemed not to satisfy the requirements of subparagraph
         (a) of subsection (1) of this section.

         (3) The termination of any proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

         (4)      A corporation may not indemnify a director under this section:

(a) In connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or

                  (b) In connection with any proceeding charging that the director derived an improper personal benefit, whether or not involving action in his official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit.

         (5) Indemnification permitted under this section in connection with a proceeding by or in the right of a corporation is limited to reasonable expenses incurred in connection with the proceeding.

Section 7-109-103.  Mandatory Indemnification of Directors.

         Unless limited by the articles of incorporation, a corporation shall be required to indemnify a person who is or was a director of the corporation and who was wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, against reasonable expenses incurred by him in connection with the proceeding.

Section 7-109-104.  Advance of Expenses to Directors.

         (1) A corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if:

(a) The director furnishes the corporation a written affirmation of his good-faith belief that he has met the standard of conduct described in Section 7-109-102;

                  (b) The director furnishes the corporation a written undertaking, executed personally or on the director's behalf, to repay the advance if it is ultimately determined that he or she did not meet such standard of conduct; and

                  (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under this article.

         (2) The undertaking required by paragraph (b) of subsection (1) of this section shall be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment.

         (3) Determinations and authorizations of payments under this section shall be made in the manner specified in Section 7-109-106.

Section 7-109-105.  Court-Ordered Indemnification of Directors.

         (1) Unless otherwise provided in the articles of incorporation, a director who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice the court considers necessary, may order indemnification in the following manner:

                  (a) If it determines the director is entitled to mandatory indemnification under section 7-109-103, the court shall order indemnification, in which case the court shall also order the corporation to pay the director's reasonable expenses incurred to obtain court-ordered indemnification.

                  (b)  If  it  determines   that  the  director  is  fairly  and
                  reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director met the standard of conduct set forth in section 7-109-102 (1) or was adjudged liable in the circumstances described in Section 7-109-102 (4), the court may order such indemnification as the court deems proper; except that the indemnification with respect to any proceeding in which liability shall have been adjudged in the circumstances described Section 7-109-102 (4) is limited to reasonable expenses incurred in connection with the proceeding and reasonable expenses incurred to obtain court-ordered indemnification.

Section  7-109-106.   Determination  and  Authorization  of  Indemnification  of
Directors.

         (1) A corporation may not indemnify a director under Section 7-109-102 unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because he has met the standard of conduct set forth in
         Section 7-109-102. A corporation shall not advance expenses to a director under Section 7-109-104 unless authorized in the specific case after the written affirmation and undertaking required by Section 7-109-104(1)(a) and (1)(b) are received and the determination required by Section 7-109-104(1)(c) has been made.

(2) The determinations required to be made under subsection (1) of this section shall be made:

                  (a) By the board of directors by a majority vote of those present at a meeting at which a quorum is present, and only those directors not parties to the proceeding shall be counted in satisfying the quorum.

                  (b) If a quorum cannot be obtained, by a majority vote of a committee of the board of directors designated by the board of directors, which committee shall consist of two or more directors not parties to the proceeding; except that directors who are parties to the proceeding may participate in the designation of directors for the committee.

         (3) If a quorum cannot be obtained as contemplated in paragraph (a) of subsection (2) of this section, and the committee cannot be established under paragraph (b) of subsection (2) of this section, or even if a quorum is obtained or a committee designated, if a majority of the directors constituting such quorum or such committee so directs, the determination required to be made by subsection (1) of this section shall be made:

                  (a) By independent legal counsel selected by a vote of the board of directors or the committee in the manner specified in paragraph (a) or (b) of subsection (2) of this section or, if a quorum of the full board cannot be obtained and a committee cannot be established, by independent legal counsel selected by a majority vote of the full board of directors; or

                  (b)      By the shareholders.

         (4) Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible; except that, if the determination that indemnification is permissible is made by independent legal counsel, authorization of indemnification and advance of expenses shall be made by the body that selected such counsel.

Section 7-109-107. Indemnification of Officers, Employees, Fiduciaries, and Agents.

         (1)      Unless otherwise provided in the articles of incorporation:

                  (a) An officer is entitled to mandatory  indemnification under section 7-109-103, and is entitled to apply for court-ordered indemnification under section 7-109-105, in each case to the same extent as a director;

(b) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director; and

                  (c) A corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract.

Section 7-109-108.  Insurance.

         A corporation may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary, or agent of the corporation and who, while a director, officer, employee, fiduciary, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of any other domestic or foreign corporation or other person or of an employee benefit plan against any liability asserted against or incurred by the person in that capacity or arising out of his or her status as a director, officer, employee, fiduciary, or agent whether or not the corporation would have the power to indemnify the person against such liability under the Section 7-109-102, 7-109-103 or 7-109-107. Any such insurance may be procured from any insurance company designated by the board of directors, whether such insurance company is formed under the laws of this state or any other jurisdiction of the United States or elsewhere, including any insurance company in which the corporation has an equity or any other interest through stock ownership or otherwise.

Section 7-109-109.  Limitation of Indemnification of Directors.

         (1) A provision concerning a corporation's indemnification of, or advance of expenses to, directors that is contained in its articles of incorporation or bylaws, in a resolution of its shareholders or board of directors, or in a contract, except for an insurance policy or otherwise, is valid only to the extent the provision is not inconsistent with Sections 7-109-101 to 7-109-108. If the articles of incorporation limit indemnification or advance of expenses, indemnification or advance of expenses are valid only to the extent not inconsistent with the articles of incorporation.

         (2) Sections 7-109-101 to 7-109-108 do not limit a corporation's power to pay or reimburse expenses incurred by a director in connection with an appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

Section 7-109-110.  Notice to Shareholders of Indemnification of Director.

         If a corporation indemnifies or advances expenses to a director under this article in connection with a proceeding by or in the right of the corporation, the corporation shall give written notice of the indemnification or advance to the shareholders with or before the notice of the next shareholders' meeting. If the next shareholder action is taken without a meeting at the instigation of the board of directors, such notice shall be given to the shareholders at or before the time the first shareholder signs a writing consenting to such action.

                                 Bylaws of GWL&A

Article II, Section 11.  Indemnification of Directors.
                         ----------------------------

         The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of the Company or any member or officer of any committee, and his heirs, executors and administrators, from and against all claims, liabilities, costs, charges and expenses whatsoever that any such director, officer, employee or any such member or officer sustains or incurs in or about any action, suit, or proceeding that is brought, commenced, or prosecuted against him for or in respect of any act, deed, matter or thing whatsoever made, done, or permitted by him in or about the execution of his duties of his office or employment with the Company, in or about the execution of his duties as a director or officer of another company which he so serves at the request and on behalf of the Company, or in or about the execution of his duties as a member or officer of any such Committee, and all other claims, liabilities, costs, charges and expenses that he sustains or incurs, in or about or in relation to any such duties or the affairs of the Company, the affairs of such Committee, except such claims, liabilities, costs, charges or expenses as are occasioned by his own wilful neglect or default. The Company may, by resolution of the Board of Directors, indemnify and save harmless out of the funds of the Company to the extent permitted by applicable law, any director, officer, or employee of any subsidiary corporation of the Company on the same basis, and within the same constraints as, described in the preceding sentence.


Item 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
         ------------------------------------------

         1.       Form of  Principal  Underwriter  and  Distribution  Agreement  is  incorporated  by  reference to
                  Registrant's  Pre-Effective  Amendment no. 2 to Registrant's  Registration  Statement on Form S-1
                  (File No. 333-01173).

         2.       Not applicable.

         3.       Not applicable.

         4.       (a) Form of Combination  Fixed and Variable Group Annuity  Contract is  incorporated by reference to Registrant's  Pre-Effective  Amendment No. 1 to the  Registration  Statement on Form S-1 (File
                  No. 333-01173).

                  (b)  Form  of  IRA  Endorsement  is  incorporated  by  reference  to  Registrant's  Pre-Effective
                  Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-01173).

         5.       Opinion and consent of Ruth B. Lurie, Vice President,  Counsel and Associate  Secretary as to the
                  legality of the securities being registered, is filed herewith

         6.       Not applicable.

         7.       Not applicable.

         8.       Not applicable.

         9.       Not applicable.

         10.      Not applicable.

         11.      Not applicable.

         12.      Not applicable.

         13.      Not applicable.

         14.      Not applicable.

         15.      Not applicable.

         16.      Not applicable.

         17.      Not applicable.

         18.      Not applicable.

         19.      Not applicable.

         20.      Not applicable.

         21.      Not applicable.

         22.      Not applicable.


         23.      (a)  Consent of Jorden Burt Boros Cicchetti  Berenson & Johnson LLP is filed herewith.
                  (b)  Consent of Deloitte & Touche LLP is filed herewith.




         24.      Power of Attorney for Messrs.  Balog,  Burns,  Dackow, A. Desmarais,  P. Desmarais,  Jr., Graham,
                  Gratton,  Hart,  Kavanagh  Mackness,  Nickerson,  Pitfield,  Plessis-Belair  and  Walsh are filed herewith as Exhibit 24.

         25.      Not applicable.

         26.      Not applicable.


Item 17. UNDERTAKINGS

         A.  The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on this 3rd day of April , 2000.


                                                 GREAT-WEST LIFE & ANNUITY
                                                 INSURANCE COMPANY



                                                 By:       /s/ W.T. McCallum
                                                  William T. McCallum, President
                                                  and Chief Executive Officer



         As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Great-West Life & Annuity Insurance Company and on the dates indicated:

Signature and Title                                                             Date



/s/ R. Gratton*                                                                 April 3, 2000
--------------------------------------------
Director, Chairman of the
Board (Robert Gratton)



/s/ W.T. McCallum                                                               April 3, 2000
--------------------------------------------
Director, President and Chief Executive
Officer (William T. McCallum)



/s/ M.T.G. Graye                                                                April 3, 2000
--------------------------------------------
Executive Vice President and Chief
Financial Officer (M.T.G. Graye)




Signature and Title                                                             Date




/s/ J. Balog*                                                                   April 3, 2000
--------------------------------------------
Director, (James Balog)



/s/ J.W. Burns*                                                                 April 3, 2000
-------------------------------------
Director, (James W. Burns)



/s/ O.T. Dackow*                                                                April 3, 2000
-----------------------------------------------------
Director (Orest T. Dackow)



/s/ A. Desmarais*                                                               April 3, 2000
-----------------------------------------------------
Director (Andre Desmarais)



/s/ P. Desmarais, Jr.*                                                          April 3, 2000
--------------------------------------------
Director (Paul Desmarais, Jr.)



/s/ R.G. Graham*                                                                April 3, 2000
------------------------------------
Director (Robert G. Graham)



/s/ N. Berne Hart*                                                              April 3, 2000
-----------------------------------------------------
Director (N. Berne Hart)



/s/ K.P. Kavanagh*                                                              April 3, 2000
-----------------------------------------------------
Director (Kevin P. Kavanagh)



/s/ W. Mackness*                                                                April 3, 2000
--------------------------------------------
Director (William Mackness)




Signature and Title                                                             Date



/s/ J.E.A. Nickerson*                                                           April 3, 2000
-----------------------------------
Director (Jerry E.A. Nickerson)




/s/ P.M. Pitfield*                                                              April 3, 2000
-----------------------------------------------------
Director (P. Michael Pitfield)




/s/ M. Plessis-Belair*                                                          April 3, 2000
--------------------------------------------
Director (Michel Plessis-Belair)



/s/ B.E. Walsh*                                                                 April 3, 2000
-----------------------------------------------------
Director (Brian E. Walsh)



*By:      /s/ D.C. Lennox                                                       April 3, 2000
         -----------------------------------
         D. C. Lennox
         Attorney-in-fact pursuant to Powers of Attorney filed with this Pre-Effective Amendment No. 1 to the
         Registration Statement and with the Registration Statement.







                                  Exhibit Table
                                    Form S-3


Exhibit

1.       Form of Underwriting agreement and
         and Distribution Agreement                           3

4.       (i) Form of Combination Fixed and
         Variable Annuity Contract                            2
         (ii) Form of IRA Endorsement                         2

5.                Opinion and consent of Ruth B. Lurie        1


23.      (a)  Consent of Jorden Burt Boros
                   Cicchetti Berenson & Johnson LLP            4

         (b)  Consent of Deloitte & Touche LLP                 4


24.      Powers of Attorney for Messrs. Balog,  Dackow,
         Desmarais, Desmarais, Jr., Gratton, Hart, Kavanagh
         Mackness, Pitfield, Plessis-Belair and Walsh           1


24.      Powers of Attorney for Messrs. Burns, Graham
         and Nickerson                                          4




1 Filed with the Registration Statement on Form S-3 (File No. 333-95839).


2 Filed with Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-01173).

3 Filed with Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-01173).


4 Filed with this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-95839).